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                           INDIVIDUAL FLEXIBLE PREMIUM
                            VARIABLE ANNUITY CONTRACT

                    AMERICAN MATURITY LIFE INSURANCE COMPANY
                        Hartford, Connecticut 06104-2999
          (a stock life insurance company, herein called the "Company")

We will pay the first of a series of Annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT
We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any Account under the contract and (ii) the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company



/s/ Christine Hayer Repasy                   /s/ Joseph J. Noto

    Christine Hayer Repasy                       Joseph J. Noto
    SENIOR VICE PRESIDENT                        EXECUTIVE VICE PRESIDENT
    GENERAL COUNSEL AND CORPORATE                CHIEF OPERATING OFFICER AND
    SECRETARY                                    TREASURER


PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 11 AND 12.


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                                TABLE OF CONTENTS

                                                                     PAGE

Contract Specifications                                               3

Definition of Certain Terms                                           4

Premium Payment Provisions                                            7

Transfers Between Accounts Provisions                                 7

Dollar Cost Averaging Provisions                                      8

Contract Control Provisions                                           8

General Provisions                                                    9

Valuation Provisions                                                  11

Surrender Provisions                                                  12

Distribution at Time of Death Provisions                              14

Calculation of the Death Benefit Provisions                           14

Settlement Provisions                                                 17

Annuity Tables                                                        20


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                             CONTRACT SPECIFICATIONS

CONTRACT NUMBER                   [ SPECIMEN ]            CONTRACT ISSUE DATE                          [ FEBRUARY 8, 1999 ]
NAME OF ANNUITANT                 [ JAMES SCOTT ]         ANNUITY COMMENCEMENT DATE                     [ JANUARY 1, 2029 ]
AGE OF ANNUITANT                  [ 35 ]                  INITIAL PREMIUM PAYMENT                                [ $1,000 ]
SEX OF ANNUITANT                  [ MALE ]                MINIMUM SUBSEQUENT PAYMENT                                   $500
CONTINGENT ANNUITANT              [ PAUL SCOTT ]          MINIMUM FIXED ACCOUNT INTEREST RATE                            3%
DESIGNATED BENEFICIARY            [ ANN SCOTT ]           (APPLIES TO ACCUMULATION PERIOD ONLY)
CONTRACT OWNER                    [ JAMES SCOTT ]



                             DESCRIPTION OF BENEFITS

              INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT


SEPARATE ACCOUNT:                   [ AMERICAN MATURITY LIFE INSURANCE COMPANY
                                      SEPARATE ACCOUNT TWO ]


ANNUAL WITHDRAWAL AMOUNT:                                     CONTRACT YEARS 1-7
                                                              ------------------
                                                              15% OF PREMIUM PAYMENTS ON A NONCUMULATIVE BASIS

                                                              AFTER CONTRACT YEAR 7

                                                              100% OF THE CONTRACT VALUE REDUCED BY THE TOTAL OF
                                                              ANY PREMIUM PAYMENTS MADE DURING THE 7 YEARS PRIOR
                                                              TO WITHDRAWAL; AND

                                                              15% OF PREMIUM PAYMENTS MADE DURING THE 7 YEARS
                                                              PRIOR TO WITHDRAWAL ON A NONCUMULATIVE BASIS.

ANNUAL MAINTENANCE FEE:                                       $0 IF THE  CONTRACT  VALUE IS  $50,000 OR MORE ON THE
                                                              CONTRACT ANNIVERSARY.

                                                              $30 IF THE  CONTRACT  VALUE IS LESS THAN  $50,000  ON
                                                              THE CONTRACT ANNIVERSARY.


MORTALITY AND EXPENSE RISK CHARGE:                            [1.35%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

ADMINISTRATION CHARGE:                                        [.15%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

OPTIONAL DEATH BENEFIT CHARGE:                                [.25%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.


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CONTINGENT DEFERRED SALES CHARGES:

SUBJECT TO THE ANNUAL WITHDRAWAL AMOUNT, SURRENDERS OF CONTRACT VALUES ATTRIBUTABLE TO PREMIUM PAYMENTS MAY BE MADE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE ("CHARGE"). THE LENGTH OF TIME FROM RECEIPT OF THE PREMIUM PAYMENT TO THE TIME OF SURRENDER DETERMINES THE CHARGE.

DURING THE FIRST SEVEN CONTRACT YEARS, ALL SURRENDERS WILL BE FIRST FROM PREMIUM PAYMENTS AND THEN FROM EARNINGS. IF AN AMOUNT EQUAL TO ALL PREMIUM PAYMENTS HAS BEEN SURRENDERED, A CHARGE WILL NOT BE ASSESSED AGAINST THE SURRENDER OF THE REMAINING CONTRACT VALUE.

AFTER THE SEVENTH CONTRACT YEAR, ALL SURRENDERS WILL FIRST BE FROM EARNINGS AND THEN FROM PREMIUM PAYMENTS. A CHARGE WILL NOT BE ASSESSED AGAINST THE SURRENDER OF EARNINGS. IF AN AMOUNT EQUAL TO ALL EARNINGS HAS BEEN SURRENDERED, A CHARGE WILL NOT BE ASSESSED AGAINST PREMIUM PAYMENTS RECEIVED MORE THAN SEVEN YEARS PRIOR TO SURRENDER, BUT WILL BE ASSESSED AGAINST PREMIUM PAYMENTS RECEIVED LESS THAN SEVEN YEARS PRIOR TO SURRENDER. FOR THIS PURPOSE, PREMIUM PAYMENTS WILL BE DEEMED TO BE SURRENDERED IN THE ORDER IN WHICH THEY WERE RECEIVED.

THE CHARGE IS A PERCENTAGE OF THE AMOUNT SURRENDERED (NOT TO EXCEED THE AGGREGATE AMOUNT OF THE PREMIUM PAYMENTS MADE) AND EQUALS:



                                           LENGTH OF TIME FROM PREMIUM PAYMENTS
                            CHARGE                 (NUMBER OF YEARS)

                               7%                      1
                               6%                      2
                               6%                      3
                               5%                      4
                               4%                      5
                               3%                      6
                               2%                      7
                               0%                      8 AND THEREAFTER




NO CONTINGENT DEFERRED SALES CHARGE WILL BE ASSESSED IF:

- THE CONTRACT TERMINATES DUE TO THE DEATH OF THE ANNUITANT OR CONTRACT OWNER (AS APPLICABLE),
- ELIGIBILITY REQUIREMENTS ARE MET FOR THE WAIVER OF SURRENDER CHARGE,
- ONLY THE ANNUAL WITHDRAWAL AMOUNT IS TAKEN, OR
- AN ANNUITY OPTION IS ELECTED. (ANY SURRENDER OUT OF OPTION 6 MAY BE SUBJECT TO CONTINGENT DEFERRED SALES CHARGES.)




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DEFINITION OF                       ACCOUNT - Any of the Sub-Accounts or the
CERTAIN TERMS                       Fixed Account(s).

                                    ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of a Sub-Account of this contract before annuity payments begin.

                                    ADMINISTRATIVE OFFICE OF THE COMPANY -
                                    Currently located at 200 Hopmeadow St.,
                                    Simsbury, CT 06089. All correspondence
                                    concerning this contract should be sent to Our mailing address: Hartford Life Individual Annuity Services, P.O. Box 5085, Hartford, CT 06102-5085.

                                    ANNIVERSARY VALUE - The value equal to the Contract Value as of a Contract Anniversary, increased by the dollar amount of any premium payments made since that anniversary and reduced by the dollar amount of any partial surrenders since that anniversary. If the Contract Anniversary falls on a non-Valuation Day (weekend or holiday), then the next Valuation Day will be the Contract Anniversary for that Contract Year.


                                    ANNUAL WITHDRAWAL AMOUNT - The amount that can be withdrawn in any Contract Year prior to incurring surrender charges.

                                    ANNUAL MAINTENANCE FEE - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on each Contract Anniversary or upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

                                    ANNUITANT - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

                                    ANNUITY - A contract issued by an insurance company that provides, in consideration of premium payments, a series of income payments. Your contract is a deferred Annuity contract in which premium payments, less any partial surrenders, accumulate until a full surrender is taken or until the Annuity Commencement Date. Annuity payments under Your contract will begin as of the Annuity Commencement Date in accordance with the payment option elected.

                                    ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

                                    ANNUITY COMMENCEMENT DATE - The date as of which Annuity payments are to begin as described under Settlement Provisions in this contract.

                                    ANNUITY PAYMENT FREQUENCY - The frequency with which Annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

                                    ANNUITY UNIT - An accounting unit of measure used to calculate the value of annuity payments under a variable Annuity option.

                                    ANNUITY UNIT FACTOR - A factor that
                                    neutralizes the Assumed Investment Return
                                    ("AIR") when determining the Annuity Unit
                                    Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.


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DEFINITION OF                       ASSUMED INVESTMENT RETURN ("AIR") - The
CERTAIN TERMS                       investment return upon which the variable
(CONTINUED)                         Annuity payments in this contract will be
                                    based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement
                                    Date.

                                    BENEFICIARY - The person(s) entitled to
                                    receive benefits as per the terms of the contract in the event of the death of the Contract Owner or Annuitant, as applicable.

                                    COMMUTED VALUE - The present value of the remaining guaranteed Annuity Payments, under Option Six (Payment for a Period Certain). The present value is computed using the AIR for the Contract and the Annuity Unit value(s) calculated as of the date that We receive a fully completed request for surrender and, in the event of the Annuitant's death, Due Proof of Death of the Annuitant.

                                    CONTINGENT ANNUITANT - The person You
                                    designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

                                    CONTRACT ANNIVERSARY - An anniversary of the
                                    Contract Issue Date.

                                    CONTRACT ISSUE DATE - The date as of which an Account is established for You by Us. The Contract Issue Date is shown on Page 3.

                                    CONTRACT OWNER(S) - The owner(s) or holder of the contract.

                                    CONTRACT VALUE - The aggregate value of the Sub-Accounts and the Fixed Account(s) on any Valuation Day.

                                    CONTRACT YEAR - A period of 12 months
                                    commencing with the Contract Issue Date or any other anniversary thereafter.

                                    DEATH BENEFIT - The amount that We will pay upon the death of the Contract Owner or the Annuitant, as applicable.

                                    DCA PROGRAM FIXED ACCOUNT(S) - Account(s) established to be used for the Dollar Cost Averaging program(s). It is part of the Our General Account.

                                    DOLLAR COST AVERAGING ("DCA") - Systematic transfers from one Account to any other available Accounts.

                                    DUE PROOF OF DEATH - A certified death
                                    certificate, an order of a court of
                                    competent jurisdiction, or any other proof acceptable to Us.

                                    FIXED ACCOUNT - Part of Our General Account to which all or a part of the Contract Value may be allocated. Any transfers, deductions or surrenders from the Fixed Account will be accounted for on a first in, first out basis.

                                    FUNDS - The securities which underlie Your
                                    Sub-Accounts.


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DEFINITION OF                       GENERAL ACCOUNT - All of Our assets other
CERTAIN TERMS                       than those allocated to the Separate
(CONTINUED)                         Account.

                                    JOINT ANNUITANT - Upon annuitization, a
                                    person other than the Annuitant on whose continuation of life Annuity payments may be made. The contract will have a Joint Annuitant only if the Annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

                                    MAXIMUM ANNIVERSARY VALUE - The highest
                                    attained Anniversary Value prior to the
                                    earlier of the date of death or the
                                    decedent's 81st birthday.

                                    NET ASSET VALUE PER SHARE - The value per share of any Fund on any Valuation Day. This amount will never be less than that required by the Securities and Exchange Commission.

                                    PAYEE - The person, designated by You, to whom Annuity payments will be made.

                                    PREMIUM TAX - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

                                    SEPARATE ACCOUNT - An Account that We
                                    established to separate the assets funding the variable benefits for this type of contract from Our other assets. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3.

                                    SUB-ACCOUNT - The subdivisions of the
                                    Separate Account which are used to allocate
                                    Your Contract Value among the corresponding
                                    Funds.

                                    SURRENDER VALUE - The Contract Value prior to the Annuity Commencement Date, less any applicable contingent deferred sales charges, Premium Taxes, and/or Annual Maintenance Fee.

                                    VALUATION DAY - Every day the New York Stock
                                    Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

                                    VALUATION PERIOD - The period of time
                                    between the close of business on successive
                                    Valuation Days.

                                    WE, US, OUR - The company referred to on the first page of this contract.

                                    YOU, YOUR - The Contract Owner(s).


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PREMIUM                             PREMIUM PAYMENTS
PAYMENT                             Premium payments are payable at the
PROVISIONS                          Administrative Office of the Company.
                                    Payments may be made by check or by any
                                    other method that We deem acceptable.

                                    The initial premium payment is shown on Page
                                    3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3.

                                    If You are exchanging from one of Our
                                    existing contracts, You may be eligible for certain credits applied to the amount exchanged. Eligibility for such credits will be extended to all members of any class of business We designate.

                                    ALLOCATION OF PREMIUM PAYMENTS
                                    Premium payments, minus any applicable
                                    Premium Tax We may deduct, will be allocated to each Account according to Your instructions subject to Our minimum amount(s) then in effect. Any subsequent premium payments will be allocated to Accounts in accordance with the most recent premium allocation instructions that We received.


TRANSFERS BETWEEN                   TRANSFERS BETWEEN SUB-ACCOUNTS
ACCOUNTS                            You may transfer Contract Values held in
PROVISIONS                          the Sub-Accounts into other Sub-Accounts.
                                    We reserve the right to limit the number of transfers to no more than 12 per Contract
                                    Year with no two transfers being made on consecutive Valuation Days.

                                    The right to make transfers between
                                    Sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:
                                    a) the requirement of a minimum time period
                                       between each transfer;
                                    b) not accepting transfer requests of an
                                       agent acting under a power of attorney
                                       or on behalf of more than one Contract
                                       Owner, or
                                    c) limiting the dollar amount that may be
                                       transferred between the Sub-Accounts by
                                       a Contract Owner at any one time.

                                    Such restrictions may be applied in any
                                    manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.


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TRANSFERS BETWEEN                   TRANSFERS BETWEEN THE FIXED ACCOUNT AND
ACCOUNTS                            THE SUB-ACCOUNT(S)
PROVISIONS                          The maximum amount transferable from the
(CONTINUED)                         Fixed Account during any Contract Year is
                                    the greater of:
                                    a) 30% of the Fixed Account value as of
                                       the last Contract Anniversary, or
                                    b) the greatest dollar value of any prior
                                    transfer from the Fixed Account. This
                                    limitation does not apply to Dollar Cost
                                    Averaging.

                                    However, if any interest rate is renewed at a rate at least one percentage point below the previous rate, You may transfer a dollar amount up to 100% of the Fixed Account dollar value receiving that reduced rate within 60 days of notification of the interest rate decrease. We reserve the right to defer transfers from the Fixed Account for up to six months from the date of request.

                                    Transfers may not be made from the
                                    Sub-Accounts into the Fixed Account for the six month period following any transfer from the Fixed Account into the other Sub-Accounts. Additionally transfers may not be made into the DCA Program Fixed Account(s) from either the Sub-Accounts or the Fixed Account(s).

DOLLAR COST                         DOLLAR COST AVERAGING
AVERAGING                           From time to time, We may offer and You
PROVISIONS                          may enroll in a Dollar Cost Averaging
                                    Program (the "Program"). Prior to
                                    enrollment, You may obtain the available account(s), duration(s), or credited rates.

                                    You may terminate participation in the
                                    Program at any time by calling or writing
                                    Us. In such event, the remaining balance in the DCA Program Fixed Account will be transferred to the Account(s) designated by You.


CONTRACT                            ANNUITANT, CONTINGENT ANNUITANT,
CONTROL                             CONTRACT OWNER
PROVISIONS                          The Annuitant may not be changed.

                                    The designations of Contract Owner and
                                    Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract
                                    Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant providing that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

                                    OWNERSHIP
                                    You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an Annuity option, and change of ownership.


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CONTRACT                            BENEFICIARY
CONTROLS                            The designated Beneficiary will remain in
PROVISIONS                          effect until You change it. The designated
(CONTINUED)                          Beneficiary may be changed during the
                                    lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

GENERAL                             THE CONTRACT
PROVISIONS                          This contract and the endorsements or
                                    riders, if any, constitute the entire
                                    contract.

                                    CONTRACT MODIFICATION
                                    No modification of this contract will be made without the signature of Our President, a Senior Vice President, Executive Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term of any Annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

                                    FUND MODIFICATION
                                    We reserve the right, subject to any
                                    applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the Contract.

                                    MINIMUM VALUE STATEMENT
                                    Any Surrender Values, death benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

                                    NON-PARTICIPATION
                                    This contract does not share in Our surplus earnings. That portion of the Separate Account assets equal to the reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct.

                                    MISSTATEMENT OF AGE AND SEX
                                    If the age or sex of the Annuitant has been misstated, the amount of the Annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.


                                    If the age of the Annuitant or Contract
                                    Owner has been misstated, the amount of any death benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

                                    INCONTESTABILITY We cannot contest this
                                    Contract.


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GENERAL                             REPORTS TO THE CONTRACT OWNER
PROVISIONS                          You will be sent copies of any shareholder
(CONTINUED)                         reports of the Funds and of any other
                                    notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract Value will be sent to You.


                                    VOTING RIGHTS
                                    We will notify You of any Fund shareholder's meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

                                    In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After Annuity payments begin, the number of votes will decrease.

                                    CHANGE IN THE OPERATION OF THE SEPARATE
                                    ACCOUNT
                                    At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.


                                    PROOF OF SURVIVAL
                                    The payment of any Annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

                                    TAX QUALIFICATION
                                    This Contract is intended to qualify as an Annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this Contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.


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VALUATION                           NET PREMIUM PAYMENTS
PROVISIONS                          The net premium payment is equal to the
                                    premium payment minus any applicable Premium
                                    Taxes We may deduct. The net premium payment is applied to purchase Fixed Account values or Sub-Account Accumulation Units with respect to the Sub-Account(s) that You have selected.

                                    The number of Accumulation Units credited to each Sub-Account is determined by dividing the Net Premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.


                                    We will determine the value of the Fixed
                                    Account(s) by crediting interest to amounts allocated to the Fixed Account(s). The Minimum Fixed Account Interest Rate is the rate shown on Page 3, compounded annually. At Our discretion, We may credit interest rates greater than the Minimum Fixed Account Interest Rate. We may change the rate or rates credited in accordance with applicable law.

                                    NET INVESTMENT FACTOR

                                    The net investment factor for each of the Sub-Accounts is equal to:
                                    a) the Net Asset Value Per Share of
                                       the corresponding Fund at the end of the Valuation Period (plus the per share amount of any unpaid dividends or capital gains by that Fund); divided by
                                    b) the Net Asset Value Per Share of
                                       the corresponding Fund at the
                                       beginning of the Valuation Period;
                                       minus
                                    c) the mortality and expense risk
                                       charge and any applicable
                                       administration charge, shown on
                                       Page 3 adjusted for the number of days
                                       in the Valuation Period; minus
                                    d) the Optional Death Benefit Charge,
                                       if applicable, shown on Page 3,
                                       adjusted for the number of days in
                                       the Valuation Period.

                                    The Fixed Account net investment factor is guaranteed to be at least equal to the Minimum Fixed Account Interest Rate shown on Page 3.

                                    ACCUMULATION UNIT VALUE
                                    The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
                                    a) the value of the Accumulation Unit
                                       for that Sub-Account as of the
                                       preceding Valuation Day by
                                    b) the Net Investment Factor for that
                                       Sub-Account for the Valuation Day
                                       for which the Accumulation Unit
                                       value is being calculated.

                                    The value of the Sub-Account as of each
                                    Valuation Day is then determined by
                                    multiplying:
                                    a) the number of Accumulation Units in
                                       that Sub-Account by
                                    b) the Accumulation Unit value as of
                                       that Valuation Day.


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VALUATION                           ANNUITY UNIT VALUE
PROVISIONS                          The value of an Annuity Unit for each
(CONTINUED)                         Sub-Account of the Separate Account will
                                    vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
                                    a) the value of the Annuity Unit for
                                       that Sub-Account as of the
                                       preceding Valuation Day by;
                                    b) the Net Investment Factor for that
                                       Sub-Account for the Valuation Day
                                       for which the Annuity Unit value is
                                       being calculated; and by
                                    c) the Annuity Unit Factor.

                                    ANNUAL MAINTENANCE FEE
                                    During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary. The fee will be charged against the Contract Value by reducing the Fixed Account value, and with respect to the Sub-Accounts, the number of Accumulation Units held as of that date. The fee will be charged on a pro-rata basis with respect to each active Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.


SURRENDER                           FULL SURRENDER PRIOR TO THE ANNUITY
PROVISIONS                          COMMENCEMENT DATE
                                    At any time prior to the Annuity
                                    Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative
                                    Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

                                    The Surrender Value of the contract is equal to the Contract Value less:
                                    a) any applicable Premium Taxes not
                                       previously deducted;
                                    b) the Annual Maintenance Fee as
                                       specified on Page 3; and
                                    c) any applicable contingent deferred
                                       sales charge shown on Page 3.

                                    PARTIAL SURRENDERS PRIOR TO THE ANNUITY
                                    COMMENCEMENT DATE
                                    You may request, in writing or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We may terminate the contract and pay the Surrender Value.


                                    The contingent deferred sales charge will be assessed against any Contract Values surrendered as described on Page 3. However, on a noncumulative basis, You may make partial surrenders during any Contract Year, up to the Annual Withdrawal Amount shown on Page 3 and the contingent deferred sales charge will not be assessed against such amounts. Surrender of Contract Values in excess of the Withdrawal Amount and additional surrenders made in any Contract Year will be subject to the contingent deferred sales charge, as described on Page 3, if applicable.


                                    Generally, for federal tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.

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SURRENDER                           WAIVER OF SURRENDER CHARGE
PROVISIONS                          We will waive any contingent deferred sales
(CONTINUED)                         charge applicable to a partial or full
                                    surrender of the Contract Value if the
                                    covered person has met the requirements of Eligible Confinement as described below. A covered person is:
                                    a)  the current Contract Owner if the
                                        Contract Owner has been Contract
                                        Owner continuously since the date
                                        of issue and if not confined at the
                                        time the contract was purchased;
                                        and
                                    b)  the Annuitant, if not confined at
                                        the time the contract was
                                        purchased.

                                    This benefit will be provided if the
                                    Contract Owner provides written proof of confinement which is satisfactory to Us and requests the partial surrender or full surrender of Account Value within 91 days of the last day of confinement. Confinement must be at the recommendation of a physician for medically necessary reasons, for at least 180 consecutive calendar days, to:
                                    a)  hospital recognized as a general
                                        hospital by the proper authority of
                                        the state in which it is located;
                                        or
                                    b)  a hospital recognized as a general
                                        hospital by the Joint Commission on
                                        the Accreditation of Hospitals; or
                                    c)  a facility certified as a hospital
                                        by Medicare; or
                                    d)  a nursing home licensed by the
                                        state in which it is located and
                                        which has a registered nurse on
                                        duty 24 hours a day; or
                                    e)  a facility certified by Medicare as
                                        a long term care facility.

                                    SURRENDER AFTER THE ANNUITY COMMENCEMENT
                                    DATE
                                    This contract may only be surrendered for its Commuted Value, less any applicable contingent deferred sales charge, after the commencement of variable Annuity payments under option Six (Payment for a Period Certain) which is described in the Settlement Provisions.

                                    PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT
                                    Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:
                                    a)  for any period during which the New
                                        York Stock Exchange is closed or
                                        during which trading on the New
                                        York Stock Exchange is restricted;
                                    b)  for any period during which an
                                        emergency exists as a result of
                                        which (i) disposal of the
                                        securities held in the Sub-Accounts
                                        is not reasonably practicable, or
                                        (ii) it is not reasonably
                                        practicable for the value of the
                                        net assets of the Separate Account
                                        to be fairly determined; and
                                    c)  for such other periods as the
                                        Securities and Exchange Commission
                                        may, by order, permit for the
                                        protection of the Contract Owners.
                                        The conditions under which trading
                                        will be deemed to be restricted or
                                        any emergency will be deemed to
                                        exist will be determined by rules
                                        and regulations of the Securities
                                        and Exchange Commission.

                                    We may defer payment of any amounts from the Fixed Account for up to six months from the date of the request to surrender. If We defer payment for more than 30 days, We will pay interest of at least 3% per annum on the amount deferred.


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DISTRIBUTION AT                     DEATH BEFORE THE ANNUITY COMMENCEMENT DATE
TIME OF DEATH                       If the Contract Owner dies, and:
PROVISIONS                          a)  the joint Contract Owner is living,
                                        the joint Contract Owner will
                                        become the Beneficiary. In this
                                        case, the rights of the designated
                                        Beneficiary are voided.
                                    b)  there is no surviving joint
                                        Contract Owner, the designated
                                        Beneficiary will be the
                                        Beneficiary.
                                    c)  no Beneficiary designation is in
                                        effect or the designated
                                        Beneficiary has predeceased the
                                        Contract Owner, the Contract
                                        Owner's Estate shall be the
                                        Beneficiary.

                                    If the Annuitant dies, and:
                                    a)  is also the sole Contract Owner,
                                        the designated Beneficiary will be
                                        the Beneficiary.
                                    b)  both the Contract Owner and the
                                        Contingent Annuitant are living,
                                        the Contingent Annuitant will
                                        become the Annuitant. The Contract
                                        will continue.
                                    c)  the Contract Owner is living, and
                                        there is no Contingent Annuitant or
                                        the Contingent Annuitant is not
                                        living, the Contract Owner will be
                                        the Beneficiary. In this case, the
                                        rights of the designated
                                        Beneficiary are voided.
                                    d)  the Contract is owned by a
                                        corporation or other entity, the
                                        Contract Owner will be the
                                        Beneficiary. In this case, the
                                        rights of the designated
                                        Beneficiary are voided.

                                    DEATH ON OR AFTER THE ANNUITY
                                    COMMENCEMENT DATE
                                    If the Contract Owner dies, and the
                                    Annuitant is living, the designated
                                    Beneficiary will become the Contract Owner.

                                    If the Annuitant dies, the Contract Owner will be the Beneficiary. If a Death Benefit is triggered, the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

                                    The Death Benefit will be calculated as of the date We receive written notification of Due Proof of Death as in the manner described in the settlement option then in effect.

CALCULATION                         CALCULATION OF THE DEATH BENEFIT
OF THE DEATH                        If a Death Benefit is triggered before the
BENEFIT                             Annuity Commencement Date, any Death
PROVISIONS                          Benefit payable will be calculated as of the
                                    date We receive written notification of
                                    Due Proof of Death.

                                    If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Account(s) in accordance with the last Sub-Account allocation instructions received from the Contract Owner.

                                    During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.


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CALCULATION                         DEATH BENEFIT
OF THE DEATH                        The Death Benefit is the greatest of:
BENEFIT                             a)  the Contract Value; or
PROVISIONS                          b)  100% of all premium payments made
(CONTINUED)                             under the Contract, reduced by the
                                        gross amount of any partial surrenders
                                        since the Contract Issue Date; or
                                    c)  the Maximum Anniversary Value, as
                                        described below.

                                    MAXIMUM ANNIVERSARY VALUE
                                    The Maximum Anniversary Value is based on a series of calculations on Contract Anniversaries, of Contract Values, premium payments and partial surrenders.

                                    As of the date We receive notification of Due Proof of Death, We will calculate an Anniversary Value for each Contract Anniversary prior to the decedent's death and 81st birthday. The Anniversary Value is equal to the Contract Value as of a Contract Anniversary, increased by the dollar amount of any premium payments made since that anniversary and reduced by the dollar amount of any partial surrenders since that anniversary. The Maximum Anniversary Value is equal to the greatest Anniversary Value attained from this series of calculations.

                                    OPTIONAL DEATH BENEFIT
                                    If this contract has an Optional Death
                                    Benefit, a charge for the benefit will
                                    appear on page 3. The benefit must be
                                    applied for at the time of applying for the contract and cannot be discontinued once the contract has been issued.

                                    The Optional Death Benefit is the greatest of:
                                    a)  the Contract Value; or
                                    b)  100% of all premium payments made
                                        under the Contract, reduced by the
                                        dollar amount of any partial
                                        surrenders since the Contract Issue
                                        Date; or
                                    c)  the Maximum Anniversary Value, as
                                        described above, or
                                    d)  the Interest accumulation value, as
                                        described below.

                                    INTEREST ACCUMULATION VALUE
                                    Prior to the decedent's death or 81st
                                    birthday, the interest accumulation value is
                                    equal to total premium payments, less
                                    proportional adjustments for partial
                                    surrenders, compounded daily at an annual
                                    interest rate of 5.0%. The proportional
                                    adjustment for partial surrenders is
                                    calculated by:
                                    a)  dividing the gross amount of the
                                        partial surrender by the prior
                                        day's Contract Value, and
                                    b)  multiplying the result of (a) by
                                        the prior Valuation Day's interest
                                        accumulation value.

                                    On or after the decedent's date of death or 81st birthday, the interest accumulation value will no longer compound. After that date, the interest accumulation value will be adjusted by adding any subsequent payments and subtracting proportional adjustments, as described above, for partial surrenders.

                                    The interest accumulation value will be
                                    limited to 200% of all premium payments
                                    minus proportional adjustments for partial surrenders.

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CALCULATION                         SETTLEMENT OF THE DEATH BENEFIT
OF THE DEATH                        The Death Benefit may be taken in one sum
BENEFIT                             or under any of the settlement options
PROVISIONS                          then being offered by Us subject, however,
(CONTINUED)                         to the Distribution Requirements below.

                                    As of the date of receipt of complete
                                    disbursement instructions from the
                                    Beneficiary, the amount to be paid or
                                    applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-Valuation Day, the amount will be computed on the next Valuation Day.

                                    When payment is taken in one sum, payment will be mailed within 7 days of Our receipt of complete instructions, except when We are permitted to defer such payment under the Investment Company Act of 1940.


                                    DISTRIBUTION REQUIREMENTS
                                    Subject to the Alternative Election or
                                    Spouse Beneficiary provisions below,
                                    a)  If any Contract Owner dies before the
                                        Annuity Commencement Date, the entire
                                        interest in the Contract will be
                                        distributed within five years after such death; and
                                    b)  If any Contract Owner dies on or after
                                        the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

                                    If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

                                    ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION
                                    REQUIREMENTS
                                    If any portion of the interest of a Contract
                                    Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:
                                    a)  does not extend beyond such
                                        Beneficiary's life (or life
                                        expectancy); and
                                    b)  does commence within one year of
                                        the date of death, then for
                                        purposes of satisfying the
                                        Distribution Requirements above,
                                        the benefit will be treated as
                                        distributed entirely on the date
                                        such periodic distributions begin.

                                    SPOUSE BENEFICIARY
                                    In the event of the death of a Contract
                                    Owner and there is no joint Contract Owner, and a Beneficiary is the Contract Owner's spouse and the Annuitant (or Contingent Annuitant, if applicable) is alive, the contract will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

                                    If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of due proof of death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.


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SETTLEMENT                          ANNUITY COMMENCEMENT DATE
PROVISIONS                          The Annuity Commencement Date is shown on
                                    Page 3. You may change the date by notifying
                                    Us within 30 days prior to the Annuity
                                    Commencement Date. This date will not be deferred beyond the Valuation Day immediately following the later of:
                                    a)  the Annuitant's 90th birthday; or
                                    b)  the end of the tenth Contract Year
                                        unless the Contract Owner elects a later
                                        Annuity Commencement Date subject to
                                        laws and regulations then in effect and
                                        Our approval.

                                    If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant's 100 birthday.

                                    ELECTION OF ANNUITY OPTION
                                    You may elect, in writing, without deduction of any contingent deferred sales charge, any one of the Annuity options described below (except the seventh option - Annuity Proceeds Settlement Option) or any Annuity option then being offered by Us. The Annuity option may not be changed on or after the Annuity Commencement Date.

                                    In the absence of an election by You, the Contract Value will be used to calculate an Annuity under the Third Option (Life Annuity with 10 Years Period Certain).

                                    Some of the options may not be available if this contract is issued to qualify under
                                    Section 401, 403, or 408 of the Internal
                                    Revenue Code of 1986 as amended. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

                                    ELECTION OF ANNUITY PAYMENT FREQUENCY
                                    You may elect the Annuity Payment Frequency.
                                    Available Annuity Payment Frequencies
                                    include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, Annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected. You may elect to change the Annuity Payment Frequency of Your payments within 30 days prior to the anniversary of any Annuity Commencement Date.

                                    ANNUITY CALCULATION AND PAYMENT DATES

                                    The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable Annuity, a fixed dollar Annuity or a combination fixed and variable Annuity. The election may not change on or after the Annuity Commencement Date.

                                    If You elect a variable Annuity, the
                                    Contract Value (less applicable Premium
                                    Taxes) is applied pro-rata to Your selected
                                    Sub-Account(s). If You elect a Fixed Dollar
                                    Annuity, Contract Values will be applied to the General Account. The Contract Value is determined on the basis of the Accumulation Unit Value of each Sub-Account and the value of the Fixed Account.


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SETTLEMENT                          If You elect variable Annuity payments, Your
PROVISIONS                          election must specify the Assumed
(CONTINUED)                         Investment Return upon which Your payments
                                    are to be based. The available
                                    rates are 3%, 5%, and 6%.

                                    If You elect a fixed Annuity payment, the payment will be the guaranteed rates, based on 2.5% or the current rates, if higher.

                                    VARIABLE ANNUITY PAYMENTS - The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of Annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable Annuity payment option selected.

                                    The first Annuity payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

                                    The amount of the first variable Annuity payment is divided by the Annuity Unit value for Your selected Sub-Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains fixed for the selected Sub-Account during the Annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the fixed number of Annuity Units by the Annuity Unit value.


                                    If subsequent payment dates fall on a
                                    non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.


                                    FIXED ANNUITY PAYMENTS - Fixed Annuity
                                    payments are determined at annuitization by multiplying the value of the Fixed Account (less applicable Premium Taxes) by a rate to be determined by Us, which is no less than the rate specified in the fixed Annuity payment tables in the contract. The fixed Annuity payment will remain level for the duration of the Annuity.

                                    EXCHANGE "TRANSFER" OF ANNUITY UNITS
                                    After the Annuity Commencement Date, You may exchange "Transfer" the value of the Annuity Unit for a specified Sub-Account for the dollar value of Annuity Units in another Sub-Account. Transfers may be made between the Sub-Accounts and from the Sub-Account(s) to the Fixed Account. No transfers of Fixed Account Annuity dollars into a Sub-Account are allowed. For limitation and modification guidelines see "Transfers Between Sub-Accounts."

                                    MINIMUM PAYMENT
                                    The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

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SETTLEMENT                          ANNUITY OPTIONS
PROVISIONS                          FIRST OPTION - Life Annuity - An Annuity
(CONTINUED)                         payable during the lifetime of the
                                    Annuitant, ceasing with the last
                                    payment due prior to the death of the
                                    Annuitant.

                                    SECOND OPTION - Life Annuity With a Cash
                                    Refund - An Annuity payable during the
                                    lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax used to purchase Annuity units, minus the sum of all Annuity payments made. This option is only available for variable Annuity payments using the 5% Assumed Investment Return and for fixed Annuity payments.

                                    THIRD OPTION - Life Annuity with Payments for a Period Certain - An Annuity payable for a fixed number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed Annuity payments, We will use the same interest rate that was used to determine the amount of the Annuity payments. To calculate the present value of variable Annuity payments, We will use the AIR elected by the Contract Owner when this Annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

                                    FOURTH OPTION - Joint and Last Survivor Life
                                    Annuity - An Annuity payable during the
                                    lifetimes of the Annuitant and the Joint
                                    Annuitant and thereafter during the
                                    remaining lifetime of the survivor. At the time of electing this Annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

                                    FIFTH OPTION - Joint and Last Survivor Life
                                    Annuity with Payments for a Period Certain -
                                    An Annuity payable for a fixed number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this Annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed Annuity payments, We will use the same interest rate that was used to determine the amount of the Annuity payments. To calculate the present value of variable Annuity payments, We will use the AIR elected by the Contract Owner when this Annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.


AML-VA2002                          19                       PRINTED IN U.S.A.

SETTLEMENT                          SIXTH OPTION - Payment for a Period
PROVISIONS                          Certain - An Annuity payable for a fixed
(CONTINUED)                         number of years with periods of 10 years or
                                    greater available at any time and
                                    periods of 5 to 10 years available on
                                    or after the second Contract

                                    Anniversary. Payments will be made for the period and frequency selected unless You surrender this contract after payments have commenced by submitting a written request to Us (only available with variable Annuity payments). The amount available to You is the Commuted Value, less any applicable contingent deferred sales charge.

                                    If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed Annuity payments, We will use the same interest rate that was used to determine the amount of the Annuity payments. To calculate the present value of variable Annuity payments, We will use the AIR elected by the Contract Owner when this Annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

                                    SEVENTH OPTION - Annuity Proceeds Settlement
                                    Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

ANNUITY TABLES                      DESCRIPTION OF TABLES
                                    The attached tables show the minimum dollar amount of the first monthly payment for each $1,000 applied to fixed dollar Annuity payments, and the actual first monthly payment for each $1,000 applied to variable
                                    Annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the sex of both Annuitants and their ages at the time the first payment is due.

                                    Sex will not be used to determine the amount of the Annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If sex is used to determine the amount of Annuity payable, the Annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

                                    The variable payment Annuity tables for the First through Fifth Options are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return. The table for the Sixth Option is based on an Assumed Investment Return.

                                    The fixed payment Annuity tables for the First through Fifth Options are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and an interest rate of 2.5%. The table for the Sixth Option is based on an interest rate of 2.5%. per annum.


AML-VA2002                          20                      PRINTED IN U.S.A.

ANNUITY TABLES                      The Annuity tables for the First through
(CONTINUED)                         Fifth Options are age dependent. If the
                                    first Annuity payment is made before 2000, the amount of that payment will be based on the Annuitant's then-attained age (i.e., age as of last birthday). For Annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the Annuitant's then-attained age. The age setback is as follows:

                                       DATE OF FIRST PAYMENT       AGE SETBACK
                                            Prior to 2005              1 year
                                            2005 - 2014                2 years
                                            2015 - 2019                3 years
                                            2020 - 2029                4 years
                                            2030 - 2039                5 years
                                            2040 or later              6 years












AML-VA2002                         21                     PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 2 1/2% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES


                                 MALE ANNUITANT                                                FEMALE ANNUITANT
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE       NONE           120             180             240             NONE            120            180              240
----------------------------------------------------------------------------------------------------------------------------------
  35       $3.05           $3.05          $3.04            $3.03           $2.88          $2.88           $2.88           $2.87
  40        3.25            3.24           3.23             3.21            3.04           3.03            3.03            3.02
  45        3.49            3.48           3.45             3.42            3.23           3.22            3.22            3.20
  50        3.80            3.77           3.73             3.68            3.47           3.46            3.45            3.42
  51        3.87            3.84           3.79             3.73            3.53           3.52            3.50            3.47
  52        3.94            3.91           3.86             3.79            3.59           3.57            3.56            3.52
  53        4.02            3.98           3.93             3.85            3.65           3.64            3.61            3.58
  54        4.10            4.06           4.00             3.91            3.72           3.70            3.67            3.63
  55        4.19            4.14           4.07             3.97            3.79           3.77            3.74            3.69
  56        4.28            4.22           4.15             4.04            3.86           3.84            3.80            3.75
  57        4.37            4.31           4.23             4.10            3.94           3.91            3.87            3.81
  58        4.48            4.41           4.31             4.17            4.02           3.99            3.94            3.88
  59        4.59            4.51           4.40             4.23            4.10           4.07            4.02            3.94
  60        4.70            4.61           4.49             4.30            4.20           4.16            4.10            4.01
  61        4.83            4.72           4.58             4.37            4.29           4.25            4.18            4.08
  62        4.96            4.84           4.67             4.44            4.40           4.35            4.27            4.15
  63        5.10            4.96           4.77             4.50            4.51           4.45            4.36            4.22
  64        5.25            5.09           4.87             4.57            4.62           4.56            4.46            4.30
  65        5.41            5.23           4.97             4.64            4.75           4.67            4.55            4.37
  66        5.59            5.37           5.08             4.70            4.88           4.79            4.66            4.45
  67        5.77            5.51           5.18             4.76            5.03           4.92            4.76            4.52
  68        5.97            5.66           5.29             4.82            5.18           5.05            4.87            4.59
  69        6.18            5.82           5.39             4.87            5.34           5.19            4.98            4.66
  70        6.40            5.98           5.49             4.92            5.52           5.34            5.09            4.73
  75        7.76            6.85           5.97             5.12            6.64           6.21            5.67            5.02
  80        9.67            7.73           6.32             5.23            8.29           7.20            6.15            5.19

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY


   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
-------------------------------------------------------------------------------------------------------------------------
    35      $2.74    $2.81    $2.87    $2.92   $2.96    $2.99    $3.01    $3.03    $3.04   $3.04    $3.05    $3.05
    40       2.78     2.87     2.95     3.02    3.08     3.13     3.17     3.20     3.22    3.23     3.24     3.24
    45       2.81     2.92     3.02     3.12    3.22     3.30     3.36     3.40     3.44    3.46     3.47     3.48
    50       2.83     2.95     3.08     3.22    3.35     3.46     3.56     3.64     3.70    3.74     3.76     3.78
    55       2.85     2.98     3.13     3.29    3.46     3.63     3.79     3.91     4.01    4.08     4.13     4.15
    60       2.86     3.00     3.16     3.35    3.56     3.79     4.01     4.21     4.38    4.51     4.59     4.64
    65       2.87     3.01     3.19     3.39    3.64     3.92     4.22     4.52     4.80    5.02     5.18     5.29
    70       2.87     3.02     3.20     3.42    3.69     4.02     4.39     4.81     5.23    5.61     5.91     6.12
    75       2.88     3.03     3.21     3.44    3.73     4.09     4.52     5.05     5.64    6.23     6.76     7.15
    80       2.88     3.03     3.22     3.46    3.75     4.13     4.62     5.23     5.98    6.82     7.66     8.36
    85       2.88     3.03     3.22     3.46    3.77     4.16     4.67     5.35     6.24    7.32     8.52     9.66
    90       2.88     3.04     3.23     3.47    3.77     4.17     4.71     5.42     6.41    7.69     9.25    10.91


AML-VA2002SXD2.5                   22                       PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN


   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
---------------------------------------------------------------------------------------------------------------------------
    35      $2.74    $2.81    $2.87    $2.92   $2.96    $2.99    $3.01    $3.02    $3.04   $3.04    $3.05    $3.05
    40       2.78     2.87     2.95     3.02    3.08     3.13     3.17     3.20     3.22    3.23     3.23     3.24
    45       2.81     2.92     3.02     3.12    3.22     3.29     3.36     3.40     3.43    3.45     3.47     3.47
    50       2.83     2.95     3.08     3.22    3.35     3.46     3.56     3.64     3.70    3.73     3.75     3.76
    55       2.85     2.98     3.13     3.29    3.46     3.63     3.78     3.91     4.01    4.07     4.11     4.13
    60       2.86     3.00     3.16     3.35    3.56     3.78     4.01     4.21     4.37    4.49     4.56     4.59
    65       2.87     3.01     3.19     3.39    3.64     3.91     4.21     4.51     4.78    4.98     5.11     5.18
    70       2.87     3.02     3.20     3.42    3.69     4.01     4.38     4.79     5.19    5.53     5.76     5.89
    75       2.88     3.03     3.21     3.44    3.72     4.08     4.51     5.01     5.56    6.07     6.46     6.68
    80       2.88     3.03     3.22     3.45    3.75     4.12     4.59     5.17     5.85    6.54     7.10     7.46
    85       2.88     3.03     3.22     3.46    3.76     4.14     4.63     5.27     6.04    6.88     7.61     8.09
    90       2.88     3.03     3.22     3.46    3.76     4.15     4.66     5.32     6.14    7.07     7.92     8.51


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

            AMOUNT OF            AMOUNT OF            AMOUNT OF            AMOUNT OF             AMOUNT OF            AMOUNT OF
NO. OF       MONTHLY    NO. OF    MONTHLY    NO. OF    MONTHLY   NO. OF     MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY
 YEARS      PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS    YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------------------------------------------------------------------------------------------------------------------------------
    5         $17.70      10       $9.39       15       $6.64       20        $5.27      25        $4.46    30        $3.93
    6          14.93      11        8.64       16        6.30       21         5.08      26         4.34
    7          12.95      12        8.02       17        6.00       22         4.90      27         4.22
    8          11.47      13        7.49       18        5.73       23         4.74      28         4.12
    9          10.32      14        7.03       19        5.49       24         4.60      29         4.02



AML-VA2002SXD2.5                      23                    PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 3% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 3% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES


                                 MALE ANNUITANT                                                FEMALE ANNUITANT
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE      NONE             120            180              240            NONE            120            180              240
----------------------------------------------------------------------------------------------------------------------------------
  35       $3.35           $3.35          $3.34            $3.33           $3.18          $3.18           $3.18           $3.17
  40        3.54            3.53           3.52             3.50            3.33           3.33            3.32            3.31
  45        3.78            3.76           3.74             3.71            3.52           3.51            3.50            3.49
  50        4.08            4.05           4.01             3.95            3.76           3.75            3.73            3.70
  51        4.15            4.12           4.07             4.01            3.81           3.80            3.78            3.75
  52        4.23            4.19           4.14             4.06            3.87           3.86            3.84            3.80
  53        4.30            4.26           4.20             4.12            3.93           3.92            3.89            3.85
  54        4.38            4.34           4.27             4.18            4.00           3.98            3.95            3.91
  55        4.47            4.42           4.35             4.24            4.07           4.04            4.01            3.96
  56        4.56            4.50           4.42             4.30            4.14           4.11            4.08            4.02
  57        4.66            4.59           4.50             4.37            4.22           4.19            4.15            4.08
  58        4.76            4.68           4.58             4.43            4.30           4.26            4.22            4.15
  59        4.87            4.78           4.67             4.50            4.38           4.35            4.29            4.21
  60        4.98            4.89           4.76             4.56            4.47           4.43            4.37            4.28
  61        5.11            5.00           4.85             4.63            4.57           4.52            4.45            4.35
  62        5.24            5.11           4.94             4.69            4.67           4.62            4.54            4.42
  63        5.38            5.23           5.04             4.76            4.78           4.72            4.63            4.49
  64        5.54            5.36           5.13             4.83            4.90           4.83            4.72            4.56
  65        5.70            5.50           5.23             4.89            5.03           4.94            4.82            4.63
  66        5.87            5.63           5.34             4.95            5.16           5.06            4.92            4.70
  67        6.06            5.78           5.44             5.01            5.30           5.19            5.02            4.78
  68        6.25            5.93           5.54             5.07            5.45           5.32            5.13            4.85
  69        6.46            6.08           5.64             5.12            5.62           5.46            5.24            4.92
  70        6.69            6.24           5.74             5.17            5.80           5.61            5.35            4.98
  75        8.05            7.10           6.21             5.36            6.92           6.46            5.91            5.26
  80        9.97            7.97           6.56             5.47            8.57           7.45            6.39            5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
----------------------------------------------------------------------------------------------------------------------
    35      $3.04    $3.11    $3.16    $3.21   $3.25    $3.28    $3.30    $3.32    $3.33   $3.34    $3.34    $3.35
    40       3.08     3.16     3.24     3.31    3.37     3.42     3.46     3.49     3.51    3.52     3.53     3.53
    45       3.11     3.21     3.31     3.41    3.50     3.58     3.64     3.69     3.72    3.74     3.76     3.77
    50       3.13     3.25     3.37     3.50    3.62     3.74     3.84     3.92     3.98    4.02     4.05     4.06
    55       3.15     3.27     3.41     3.57    3.74     3.90     4.06     4.19     4.29    4.36     4.41     4.43
    60       3.16     3.29     3.45     3.63    3.84     4.06     4.28     4.48     4.65    4.78     4.87     4.92
    65       3.17     3.31     3.47     3.67    3.91     4.19     4.48     4.78     5.06    5.29     5.46     5.56
    70       3.17     3.32     3.49     3.71    3.97     4.29     4.66     5.07     5.49    5.88     6.18     6.39
    75       3.18     3.32     3.50     3.73    4.01     4.36     4.79     5.31     5.90    6.49     7.02     7.42
    80       3.18     3.33     3.51     3.74    4.03     4.40     4.88     5.49     6.24    7.08     7.92     8.63
    85       3.18     3.33     3.51     3.75    4.05     4.43     4.94     5.62     6.50    7.58     8.78     9.92
    90       3.18     3.33     3.52     3.75    4.05     4.45     4.98     5.70     6.68    7.96     9.52    11.18


AML-VA2002SXD3                         24                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 3% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN


   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
-----------------------------------------------------------------------------------------------------------------------
    35      $3.04    $3.11    $3.16    $3.21   $3.25    $3.28    $3.30    $3.32    $3.33   $3.34    $3.34    $3.34
    40       3.08     3.16     3.24     3.31    3.37     3.42     3.46     3.49     3.51    3.52     3.53     3.53
    45       3.11     3.21     3.31     3.41    3.50     3.58     3.64     3.69     3.72    3.74     3.75     3.76
    50       3.13     3.25     3.37     3.50    3.62     3.74     3.84     3.92     3.97    4.01     4.03     4.05
    55       3.15     3.27     3.41     3.57    3.74     3.90     4.05     4.18     4.28    4.35     4.39     4.40
    60       3.16     3.29     3.45     3.63    3.83     4.05     4.27     4.47     4.64    4.76     4.83     4.86
    65       3.17     3.31     3.47     3.67    3.91     4.18     4.48     4.77     5.04    5.24     5.38     5.45
    70       3.17     3.31     3.49     3.70    3.97     4.28     4.65     5.05     5.45    5.79     6.02     6.16
    75       3.18     3.32     3.50     3.72    4.00     4.35     4.77     5.27     5.82    6.32     6.71     6.94
    80       3.18     3.32     3.51     3.73    4.02     4.39     4.86     5.43     6.10    6.79     7.35     7.70
    85       3.18     3.33     3.51     3.74    4.04     4.41     4.90     5.53     6.30    7.12     7.85     8.33
    90       3.18     3.33     3.51     3.74    4.04     4.42     4.93     5.58     6.40    7.32     8.16     8.74


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

             AMOUNT OF           AMOUNT OF            AMOUNT OF             AMOUNT OF             AMOUNT OF            AMOUNT OF
 NO. OF       MONTHLY   NO. OF     MONTHLY   NO. OF    MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY    NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $17.91      10       $9.61       15       $6.87       20        $5.51      25        $4.71       30        $4.18
    6          15.14      11        8.86       16        6.53       21         5.32      26         4.59
    7          13.16      12        8.24       17        6.23       22         5.15      27         4.47
    8          11.68      13        7.71       18        5.96       23         4.99      28         4.37
    9          10.53      14        7.26       19        5.73       24         4.84      29         4.27








AML-VA2002SXD3                        25                     PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES


                               MALE ANNUITANT                                               FEMALE ANNUITANT
                         MONTHLY PAYMENTS GUARANTEED                                  MONTHLY PAYMENTS GUARANTEED
  AGE      NONE         120          180         240     CASH REFUND     NONE         120         180         240      CASH REFUND
-----------------------------------------------------------------------------------------------------------------------------------
  35       $4.63       $4.62       $4.61       $4.60       $4.60         $4.48       $4.48      $4.47       $4.47         $4.46
  40        4.80        4.78        4.77        4.74        4.74          4.60        4.60       4.59        4.58          4.58
  45        5.02        4.99        4.96        4.91        4.92          4.77        4.75       4.74        4.72          4.72
  50        5.30        5.25        5.20        5.13        5.16          4.98        4.96       4.94        4.90          4.91
  51        5.36        5.31        5.26        5.18        5.21          5.03        5.01       4.98        4.94          4.95
  52        5.43        5.38        5.31        5.23        5.27          5.08        5.06       5.03        4.99          5.00
  53        5.51        5.45        5.37        5.28        5.33          5.14        5.11       5.08        5.03          5.05
  54        5.58        5.52        5.44        5.33        5.39          5.20        5.17       5.13        5.08          5.10
  55        5.67        5.59        5.50        5.38        5.46          5.26        5.23       5.19        5.13          5.16
  56        5.75        5.67        5.57        5.44        5.53          5.33        5.29       5.25        5.18          5.21
  57        5.85        5.75        5.64        5.49        5.60          5.40        5.36       5.31        5.24          5.27
  58        5.95        5.84        5.72        5.55        5.68          5.48        5.43       5.37        5.29          5.34
  59        6.05        5.94        5.80        5.61        5.76          5.56        5.51       5.44        5.35          5.41
  60        6.17        6.04        5.88        5.67        5.85          5.65        5.59       5.51        5.41          5.48
  61        6.29        6.14        5.96        5.73        5.94          5.74        5.67       5.59        5.47          5.55
  62        6.42        6.25        6.05        5.78        6.04          5.84        5.76       5.67        5.53          5.63
  63        6.56        6.37        6.14        5.84        6.14          5.95        5.86       5.75        5.59          5.72
  64        6.71        6.49        6.23        5.90        6.24          6.06        5.96       5.84        5.66          5.81
  65        6.87        6.62        6.32        5.96        6.36          6.18        6.07       5.93        5.72          5.91
  66        7.05        6.75        6.41        6.01        6.47          6.31        6.18       6.02        5.79          6.01
  67        7.23        6.89        6.51        6.06        6.60          6.46        6.30       6.11        5.85          6.12
  68        7.43        7.03        6.60        6.11        6.73          6.61        6.43       6.21        5.92          6.23
  69        7.65        7.18        6.69        6.16        6.87          6.77        6.57       6.31        5.98          6.35
  70        7.87        7.33        6.79        6.21        7.01          6.95        6.71       6.42        6.04          6.48
  75        9.25        8.14        7.21        6.38        7.85          8.08        7.53       6.94        6.29          7.25
  80       11.20        8.97        7.53        6.47        8.92          9.75        8.47       7.37        6.43          8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY


   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
------------------------------------------------------------------------------------------------------------------------
    35      $4.35    $4.40    $4.44    $4.48   $4.52    $4.55    $4.57    $4.59    $4.60   $4.61    $4.62    $4.63
    40       4.38     4.44     4.50     4.56    4.61     4.66     4.70     4.73     4.75    4.77     4.78     4.79
    45       4.41     4.48     4.56     4.64    4.72     4.79     4.85     4.90     4.94    4.97     4.99     5.00
    50       4.42     4.51     4.61     4.71    4.82     4.93     5.02     5.10     5.17    5.21     5.25     5.27
    55       4.44     4.54     4.65     4.78    4.92     5.07     5.21     5.34     5.45    5.53     5.58     5.62
    60       4.45     4.55     4.68     4.83    5.01     5.21     5.41     5.61     5.78    5.92     6.02     6.08
    65       4.46     4.57     4.71     4.88    5.09     5.33     5.60     5.89     6.17    6.40     6.58     6.70
    70       4.47     4.58     4.73     4.91    5.14     5.43     5.78     6.17     6.58    6.97     7.29     7.52
    75       4.47     4.59     4.74     4.94    5.19     5.51     5.91     6.41     6.98    7.57     8.11     8.53
    80       4.48     4.59     4.75     4.95    5.21     5.56     6.01     6.60     7.33    8.16     9.00     9.72
    85       4.48     4.60     4.76     4.96    5.23     5.60     6.08     6.73     7.60    8.66     9.86    11.01
    90       4.48     4.60     4.76     4.97    5.25     5.62     6.12     6.82     7.79    9.05    10.61    12.27



AML-VA2002SXD5                    26                         PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN


   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
-----------------------------------------------------------------------------------------------------------------------
    35      $4.35    $4.40    $4.44    $4.48   $4.52    $4.55    $4.57    $4.59    $4.60   $4.61    $4.62    $4.62
    40       4.38     4.44     4.50     4.56    4.61     4.66     4.70     4.73     4.75    4.77     4.78     4.78
    45       4.41     4.48     4.56     4.64    4.72     4.79     4.85     4.90     4.93    4.96     4.98     4.99
    50       4.42     4.51     4.61     4.71    4.82     4.93     5.02     5.10     5.16    5.20     5.23     5.24
    55       4.44     4.53     4.65     4.78    4.92     5.07     5.21     5.33     5.44    5.51     5.55     5.58
    60       4.45     4.55     4.68     4.83    5.01     5.20     5.41     5.60     5.76    5.89     5.97     6.01
    65       4.46     4.57     4.71     4.88    5.08     5.33     5.60     5.88     6.14    6.35     6.49     6.57
    70       4.47     4.58     4.73     4.91    5.14     5.42     5.76     6.14     6.52    6.86     7.10     7.24
    75       4.47     4.59     4.74     4.93    5.18     5.49     5.89     6.36     6.88    7.37     7.75     7.98
    80       4.47     4.59     4.75     4.95    5.20     5.54     5.97     6.52     7.16    7.82     8.36     8.70
    85       4.48     4.60     4.75     4.95    5.22     5.57     6.03     6.62     7.35    8.14     8.83     9.29
    90       4.48     4.60     4.75     4.96    5.23     5.58     6.05     6.68     7.46    8.34     9.13     9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

            AMOUNT OF           AMOUNT OF             AMOUNT OF            AMOUNT OF            AMOUNT OF            AMOUNT OF
 NO. OF      MONTHLY    NO. OF    MONTHLY   NO. OF     MONTHLY   NO. OF     MONTHLY    NO. OF    MONTHLY    NO. OF     MONTHLY
 YEARS      PAYMENTS    YEARS    PAYMENTS    YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
-------------------------------------------------------------------------------------------------------------------------------
    5         $18.74      10      $10.51       15       $7.82       20        $6.51      25        $5.76     30        $5.28
    6          15.99      11        9.77       16        7.49       21         6.33      26         5.65
    7          14.02      12        9.16       17        7.20       22         6.17      27         5.54
    8          12.56      13        8.64       18        6.94       23         6.02      28         5.45
    9          11.42      14        8.20       19        6.71       24         5.88      29         5.36







AML-VA2002SXD5                       27                     PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 6% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES


                                 MALE ANNUITANT                                                FEMALE ANNUITANT
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE       NONE           120             180              240            NONE            120            180             240
---------------------------------------------------------------------------------------------------------------------------------
  35       $5.31           $5.30          $5.29            $5.27           $5.17          $5.17           $5.16           $5.15
  40        5.46            5.45           5.43             5.40            5.28           5.27            5.26            5.25
  45        5.67            5.64           5.60             5.56            5.43           5.42            5.40            5.38
  50        5.94            5.89           5.83             5.75            5.63           5.60            5.58            5.54
  51        6.00            5.94           5.88             5.80            5.67           5.65            5.62            5.58
  52        6.07            6.00           5.93             5.84            5.72           5.70            5.66            5.62
  53        6.14            6.07           5.99             5.89            5.78           5.75            5.71            5.66
  54        6.22            6.14           6.05             5.94            5.84           5.80            5.76            5.70
  55        6.30            6.21           6.11             5.99            5.90           5.86            5.81            5.75
  56        6.38            6.28           6.18             6.04            5.96           5.92            5.87            5.80
  57        6.47            6.36           6.24             6.09            6.03           5.98            5.92            5.85
  58        6.57            6.45           6.32             6.14            6.10           6.05            5.98            5.90
  59        6.67            6.54           6.39             6.19            6.18           6.12            6.05            5.95
  60        6.78            6.64           6.47             6.25            6.27           6.20            6.12            6.01
  61        6.90            6.74           6.55             6.30            6.36           6.28            6.19            6.06
  62        7.03            6.84           6.63             6.36            6.46           6.37            6.26            6.12
  63        7.17            6.96           6.71             6.41            6.56           6.46            6.34            6.18
  64        7.32            7.07           6.80             6.47            6.67           6.56            6.42            6.24
  65        7.48            7.20           6.88             6.52            6.79           6.66            6.51            6.30
  66        7.66            7.33           6.97             6.57            6.92           6.77            6.59            6.36
  67        7.84            7.46           7.06             6.62            7.06           6.89            6.69            6.42
  68        8.04            7.60           7.15             6.67            7.21           7.01            6.78            6.48
  69        8.25            7.74           7.24             6.71            7.37           7.14            6.88            6.54
  70        8.48            7.89           7.33             6.75            7.54           7.28            6.97            6.59
  75        9.86            8.68           7.73             6.91            8.67           8.08            7.47            6.83
  80       11.81            9.47           8.04             7.00           10.35           8.99            7.89            6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY


   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
-----------------------------------------------------------------------------------------------------------------------
    35      $5.05    $5.09    $5.13    $5.16   $5.19    $5.22    $5.25    $5.27    $5.28   $5.29    $5.30    $5.30
    40       5.08     5.13     5.18     5.23    5.28     5.32     5.36     5.39     5.41    5.43     5.45     5.45
    45       5.10     5.16     5.23     5.30    5.37     5.43     5.49     5.54     5.58    5.61     5.64     5.65
    50       5.11     5.19     5.27     5.36    5.46     5.56     5.65     5.73     5.80    5.85     5.88     5.91
    55       5.13     5.21     5.31     5.42    5.55     5.69     5.82     5.95     6.06    6.14     6.20     6.24
    60       5.14     5.23     5.34     5.48    5.64     5.82     6.01     6.20     6.37    6.52     6.62     6.69
    65       5.15     5.24     5.36     5.52    5.71     5.94     6.20     6.47     6.75    6.99     7.17     7.30
    70       5.16     5.26     5.38     5.55    5.77     6.04     6.36     6.74     7.15    7.54     7.86     8.10
    75       5.16     5.26     5.40     5.58    5.81     6.11     6.50     6.98     7.54    8.13     8.67     9.10
    80       5.17     5.27     5.41     5.60    5.84     6.17     6.60     7.17     7.89    8.71     9.55    10.28
    85       5.17     5.27     5.42     5.61    5.86     6.21     6.68     7.31     8.16    9.22    10.41    11.56
    90       5.17     5.28     5.42     5.61    5.88     6.23     6.72     7.40     8.36    9.62    11.16    12.81


AML-VA2002SXD6                        28                     PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $5.05    $5.09    $5.13    $5.16   $5.19    $5.22    $5.25    $5.26    $5.28   $5.29    $5.30    $5.30
    40       5.08     5.13     5.18     5.23    5.28     5.32     5.36     5.39     5.41    5.43     5.44     5.44
    45       5.10     5.16     5.23     5.30    5.37     5.43     5.49     5.54     5.58    5.61     5.62     5.63
    50       5.11     5.19     5.27     5.36    5.46     5.56     5.65     5.72     5.79    5.83     5.86     5.88
    55       5.13     5.21     5.31     5.42    5.55     5.69     5.82     5.94     6.04    6.12     6.17     6.19
    60       5.14     5.23     5.34     5.47    5.63     5.82     6.01     6.19     6.36    6.48     6.56     6.61
    65       5.15     5.24     5.36     5.52    5.71     5.93     6.19     6.46     6.71    6.92     7.07     7.14
    70       5.16     5.25     5.38     5.55    5.76     6.03     6.35     6.71     7.08    7.42     7.66     7.79
    75       5.16     5.26     5.40     5.57    5.80     6.10     6.47     6.93     7.43    7.91     8.29     8.51
    80       5.17     5.27     5.41     5.59    5.83     6.15     6.56     7.09     7.71    8.35     8.88     9.21
    85       5.17     5.27     5.41     5.60    5.84     6.17     6.62     7.19     7.90    8.67     9.34     9.78
    90       5.17     5.27     5.41     5.60    5.85     6.19     6.64     7.25     8.01    8.86     9.63    10.16


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

             AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF            AMOUNT OF            AMOUNT OF
 NO. OF      MONTHLY     OF        MONTHLY    OF        MONTHLY    OF        MONTHLY   NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
--------------------------------------------------------------------------------------------------------------------------------
    5         $19.17      10      $10.97       15       $8.31       20        $7.04      25        $6.32      30        $5.87
    6          16.42      11       10.24       16        7.99       21         6.86      26         6.21
    7          14.46      12        9.63       17        7.71       22         6.70      27         6.11
    8          13.00      13        9.12       18        7.46       23         6.56      28         6.02
    9          11.87      14        8.69       19        7.24       24         6.43      29         5.94





AML-VA2002SXD6                        29                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 2 1/2% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
-------------------------------------------------------------------------------
       35             $2.97           $2.97           $2.96           $2.95
       40              3.15            3.14           3.13             3.12
       45              3.36            3.35           3.34             3.31
       50              3.64            3.62           3.59             3.55
       51              3.70            3.68           3.65             3.60
       52              3.77            3.74           3.71             3.66
       53              3.84            3.81           3.77             3.72
       54              3.91            3.88           3.84             3.77
       55              3.99            3.96           3.91             3.83
       56              4.07            4.03           3.98             3.90
       57              4.16            4.11           4.05             3.96
       58              4.25            4.20           4.13             4.03
       59              4.35            4.29           4.21             4.09
       60              4.45            4.39           4.30             4.16
       61              4.56            4.49           4.38             4.23
       62              4.68            4.60           4.47             4.30
       63              4.81            4.71           4.57             4.36
       64              4.94            4.83           4.67             4.44
       65              5.08            4.95           4.76             4.51
       66              5.24            5.08           4.87             4.58
       67              5.40            5.22           4.97             4.64
       68              5.58            5.36           5.08             4.71
       69              5.76            5.51           5.19             4.77
       70              5.96            5.66           5.29             4.83
       75              7.20            6.53           5.82             5.07
       80              8.98            7.47           6.24             5.21


FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY


  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $2.74   $2.80    $2.84    $2.88    $2.91   $2.93    $2.94    $2.95    $2.96   $2.96    $2.97     $2.97
    40       2.80    2.87     2.94     2.99    3.03     3.07     3.09     3.11     3.13    3.13     3.14      3.14
    45       2.84    2.94     3.02     3.10    3.18     3.23     3.28     3.30     3.33    3.34     3.35      3.36
    50       2.88    2.99     3.10     3.22    3.32     3.41     3.48     3.53     3.57    3.60     3.61      3.63
    55       2.91    3.03     3.18     3.32    3.46     3.60     3.72     3.80     3.87    3.92     3.95      3.96
    60       2.93    3.07     3.23     3.41    3.60     3.79     3.97     4.12     4.24    4.32     4.38      4.41
    65       2.94    3.09     3.28     3.48    3.72     3.97     4.22     4.46     4.66    4.82     4.93      5.00
    70       2.95    3.11     3.30     3.53    3.80     4.12     4.46     4.81     5.14    5.42     5.63      5.77
    75       2.96    3.13     3.33     3.57    3.87     4.24     4.66     5.14     5.64    6.11     6.50      6.78
    80       2.96    3.13     3.34     3.60    3.92     4.32     4.82     5.42     6.11    6.82     7.49      8.03
    85       2.97    3.14     3.35     3.61    3.95     4.38     4.93     5.63     6.50    7.49     8.52      9.46
    90       2.97    3.14     3.36     3.63    3.96     4.41     5.00     5.77     6.78    8.03     9.46     10.91


AML-VA2002USX2.5                     30                      PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
-----------------------------------------------------------------------------------------------------------------------
    35      $2.74   $2.80    $2.84    $2.88   $2.91    $2.93    $2.94    $2.95    $2.96   $2.96    $2.97     $2.97
    40       2.80    2.87     2.94     2.99    3.03     3.07     3.09     3.11     3.13    3.13     3.13      3.14
    45       2.84    2.94     3.02     3.10    3.18     3.23     3.28     3.30     3.32    3.34     3.35      3.35
    50       2.88    2.99     3.10     3.22    3.32     3.41     3.48     3.53     3.57    3.59     3.61      3.61
    55       2.91    3.03     3.18     3.32    3.46     3.60     3.71     3.80     3.87    3.91     3.94      3.95
    60       2.93    3.07     3.23     3.41    3.60     3.78     3.96     4.11     4.23    4.31     4.35      4.37
    65       2.94    3.09     3.28     3.48    3.71     3.96     4.21     4.45     4.65    4.79     4.87      4.92
    70       2.95    3.11     3.30     3.53    3.80     4.11     4.45     4.79     5.10    5.35     5.52      5.61
    75       2.96    3.13     3.32     3.57    3.87     4.23     4.65     5.10     5.56    5.96     6.25      6.41
    80       2.96    3.13     3.34     3.59    3.91     4.31     4.79     5.35     5.96    6.54     6.99      7.27
    85       2.97    3.13     3.35     3.61    3.94     4.35     4.87     5.52     6.25    6.99     7.61      8.01
    90       2.97    3.14     3.35     3.61    3.95     4.37     4.92     5.61     6.41    7.27     8.01      8.51


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

            AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF            AMOUNT OF            AMOUNT OF
 NO. OF      MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF    MONTHLY    NO. OF     MONTHLY
 YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------------------------------------------------------------------------------------------------------------------------------
    5         $17.70      10       $9.39       15       $6.64       20        $5.27      25        $4.46      30        $3.93
    6          14.93      11        8.64       16        6.30       21         5.08      26         4.34
    7          12.95      12        8.02       17        6.00       22         4.90      27         4.22
    8          11.47      13        7.49       18        5.73       23         4.74      28         4.12
    9          10.32      14        7.03       19        5.49       24         4.60      29         4.02


AML-VA2002USX2.5                     31                      PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 3% Assumed Investment Return.


FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
-------------------------------------------------------------------------------
       35             $3.27           $3.26           $3.26           $3.25
       40              3.44            3.43            3.42            3.41
       45              3.65            3.64            3.62            3.60
       50              3.92            3.90            3.87            3.83
       51              3.98            3.96            3.93            3.88
       52              4.05            4.02            3.99            3.93
       53              4.12            4.09            4.05            3.99
       54              4.19            4.16            4.11            4.05
       55              4.27            4.23            4.18            4.11
       56              4.35            4.31            4.25            4.17
       57              4.44            4.39            4.33            4.23
       58              4.53            4.47            4.40            4.29
       59              4.62            4.56            4.48            4.36
       60              4.73            4.66            4.57            4.43
       61              4.84            4.76            4.65            4.49
       62              4.95            4.87            4.74            4.56
       63              5.08            4.98            4.84            4.63
       64              5.21            5.09            4.93            4.70
       65              5.36            5.22            5.03            4.77
       66              5.51            5.35            5.13            4.83
       67              5.67            5.48            5.24            4.90
       68              5.85            5.63            5.34            4.96
       69              6.03            5.77            5.45            5.03
       70              6.23            5.93            5.55            5.08
       75              7.47            6.79            6.07            5.32
       80              9.25            7.72            6.48            5.45


FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $3.05    $3.10    $3.14   $3.18    $3.21    $3.22    $3.24    $3.25    $3.26   $3.26    $3.26    $3.27
    40       3.10     3.17     3.23    3.29     3.33     3.36     3.39     3.41    3.42     3.43     3.43     3.43
    45       3.14     3.23     3.32    3.40     3.47     3.52     3.56     3.59    3.62     3.63     3.64     3.64
    50       3.18     3.29     3.40    3.51     3.61     3.70     3.77     3.82    3.86     3.88     3.90     3.91
    55       3.21     3.33     3.47    3.61     3.76     3.89     4.00     4.09    4.16     4.20     4.23     4.25
    60       3.22     3.36     3.52    3.70     3.89     4.08     4.25     4.40    4.52     4.60     4.65     4.69
    65       3.24     3.39     3.56    3.77     4.00     4.25     4.51     4.75    4.95     5.10     5.21     5.27
    70       3.25     3.41     3.59    3.82     4.09     4.40     4.75     5.11    5.44     5.71     5.92     6.05
    75       3.26     3.42     3.62    3.86     4.16     4.52     4.95     5.44    5.94     6.41     6.79     7.06
    80       3.26     3.43     3.63    3.88     4.20     4.60     5.10     5.71    6.41     7.13     7.79     8.32
    85       3.26     3.43     3.64    3.90     4.23     4.65     5.21     5.92    6.79     7.79     8.83     9.76
    90       3.27    3.43     3.64     3.91    4.25     4.69     5.27     6.05     7.06    8.32     9.76     11.22


AML-VA2002UST3                         32                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 3% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN


  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUI-TANT    35      40       45       50      55       60       65       70       75      80       85       90
------------------------------------------------------------------------------------------------------------------------
    35      $3.05    $3.10    $3.14    $3.18    $3.21   $3.22    $3.24    $3.25    $3.26   $3.26    $3.26    $3.26
    40       3.10     3.17     3.23    3.29     3.33     3.36     3.39     3.40    3.42     3.42     3.43     3.43
    45       3.14     3.23     3.32    3.40     3.47     3.52     3.56     3.59    3.61     3.63     3.63     3.64
    50       3.18     3.29     3.40    3.51     3.61     3.70     3.77     3.82    3.85     3.88     3.89     3.90
    55       3.21     3.33     3.47    3.61     3.76     3.89     4.00     4.09    4.15     4.19     4.21     4.22
    60       3.22     3.36     3.52    3.70     3.89     4.08     4.25     4.40    4.51     4.58     4.62     4.65
    65       3.24     3.39     3.56    3.77     4.00     4.25     4.50     4.74    4.93     5.06     5.15     5.19
    70       3.25     3.40     3.59    3.82     4.09     4.40     4.74     5.08    5.39     5.63     5.79     5.88
    75       3.26     3.42     3.61    3.85     4.15     4.51     4.93     5.39    5.85     6.25     6.52     6.68
    80       3.26     3.42     3.63    3.88     4.19     4.58     5.06     5.63    6.25     6.82     7.26     7.53
    85       3.26     3.43     3.63    3.89     4.21     4.62     5.15     5.79    6.52     7.26     7.87     8.26
    90       3.26     3.43     3.64     3.90    4.22     4.65     5.19     5.88     6.68    7.53     8.26     8.76



SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN


             AMOUNT OF            AMOUNT OF           AMOUNT OF            AMOUNT OF            AMOUNT OF            AMOUNT OF
 NO. OF       MONTHLY  NO. OF      MONTHLY  NO. OF     MONTHLY   NO. OF     MONTHLY   NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
--------------------------------------------------------------------------------------------------------------------------------
    5         $17.91      10       $9.61       15       $6.87       20        $5.51      25        $4.71      30        $4.18
    6          15.14      11        8.86       16        6.53       21         5.32      26         4.59
    7          13.16      12        8.24       17        6.23       22         5.15      27         4.47
    8          11.68      13        7.71       18        5.96       23         4.99      28         4.37
    9          10.53      14        7.26       19        5.73       24         4.84      29         4.27




AML-VA2002UST3                        33                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                         MONTHLY PAYMENTS GUARANTEED
  AGE      NONE         120          180         240     CASH REFUND
----------------------------------------------------------------------
  35       $4.56       $4.55        $4.54       $4.53      $4.53
  40        4.70        4.69         4.68        4.66       4.66
  45        4.89        4.87         4.85        4.82       4.82
  50        5.14        5.11         5.07        5.02       5.03
  51        5.20        5.16         5.12        5.06       5.08
  52        5.26        5.22         5.17        5.11       5.13
  53        5.32        5.28         5.23        5.16       5.19
  54        5.39        5.34         5.29        5.21       5.25
  55        5.46        5.41         5.35        5.26       5.31
  56        5.54        5.48         5.41        5.31       5.37
  57        5.62        5.56         5.48        5.37       5.44
  58        5.71        5.64         5.55        5.43       5.51
  59        5.81        5.72         5.62        5.48       5.58
  60        5.91        5.81         5.70        5.54       5.66
  61        6.01        5.91         5.78        5.60       5.75
  62        6.13        6.01         5.86        5.66       5.83
  63        6.25        6.11         5.95        5.72       5.93
  64        6.38        6.23         6.04        5.79       6.03
  65        6.52        6.34         6.13        5.85       6.13
  66        6.68        6.47         6.22        5.91       6.24
  67        6.84        6.60         6.32        5.97       6.35
  68        7.01        6.73         6.41        6.02       6.48
  69        7.20        6.88         6.51        6.08       6.61
  70        7.40        7.02         6.61        6.13       6.74
  75        8.65        7.84         7.08        6.34       7.54
  80       10.45        8.73         7.46        6.45       8.59

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT    35      40       45       50      55       60       65       70       75      80       85       90
---------------------------------------------------------------------------------------------------------------------
    35      $4.36    $4.40    $4.43    $4.46   $4.48    $4.50    $4.52    $4.53    $4.54   $4.55    $4.55    $4.55
    40       4.40     4.45     4.50     4.54    4.58     4.61     4.64     4.66     4.67    4.68     4.69     4.70
    45       4.43     4.50     4.57     4.63    4.69     4.74     4.79     4.82     4.84    4.86     4.87     4.88
    50       4.46     4.54     4.63     4.73    4.81     4.89     4.96     5.02     5.06    5.09     5.11     5.12
    55       4.48     4.58     4.69     4.81    4.94     5.06     5.17     5.26     5.33    5.38     5.41     5.43
    60       4.50     4.61     4.74     4.89    5.06     5.23     5.39     5.54     5.66    5.75     5.81     5.85
    65       4.52     4.64     4.79     4.96    5.17     5.39     5.63     5.86     6.07    6.23     6.34     6.42
    70       4.53     4.66     4.82     5.02    5.26     5.54     5.86     6.20     6.53    6.81     7.03     7.18
    75       4.54     4.67     4.84     5.06    5.33     5.66     6.07     6.53     7.02    7.49     7.88     8.17
    80       4.55     4.68     4.86     5.09    5.38     5.75     6.23     6.81     7.49    8.20     8.87     9.41
    85       4.55     4.69     4.87     5.11    5.41     5.81     6.34     7.03     7.88    8.87     9.90    10.85
    90       4.55     4.70     4.88     5.12    5.43     5.85     6.42     7.18     8.17    9.41    10.85    12.30


AML-VA2002UST5                          34                  PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
---------------------------------------------------------------------------------------------------------------------
    35      $4.36    $4.40    $4.43    $4.46   $4.48    $4.50    $4.52    $4.53    $4.54   $4.55    $4.55    $4.55
    40       4.40     4.45     4.50     4.54    4.58     4.61     4.64     4.66     4.67    4.68     4.69     4.69
    45       4.43     4.50     4.57     4.63    4.69     4.74     4.78     4.82     4.84    4.86     4.87     4.87
    50       4.46     4.54     4.63     4.73    4.81     4.89     4.96     5.01     5.05    5.08     5.09     5.10
    55       4.48     4.58     4.69     4.81    4.94     5.06     5.16     5.25     5.32    5.36     5.39     5.40
    60       4.50     4.61     4.74     4.89    5.06     5.22     5.39     5.53     5.64    5.72     5.77     5.80
    65       4.52     4.64     4.78     4.96    5.16     5.39     5.62     5.85     6.04    6.18     6.27     6.31
    70       4.53     4.66     4.82     5.01    5.25     5.53     5.85     6.17     6.47    6.71     6.88     6.97
    75       4.54     4.67     4.84     5.05    5.32     5.64     6.04     6.47     6.91    7.30     7.57     7.74
    80       4.55     4.68     4.86     5.08    5.36     5.72     6.18     6.71     7.30    7.85     8.27     8.54
    85       4.55     4.69     4.87     5.09    5.39     5.77     6.27     6.88     7.57    8.27     8.85     9.23
    90       4.55     4.69     4.87     5.10    5.40     5.80     6.31     6.97     7.74    8.54     9.23     9.70


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN


             AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF             AMOUNT OF           AMOUNT OF
 NO. OF       MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF     MONTHLY   NO. OF    MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $18.74      10      $10.51       15       $7.82       20        $6.51      25        $5.76      30        $5.28
    6          15.99      11        9.77       16        7.49       21         6.33      26         5.65
    7          14.02      12        9.16       17        7.20       22         6.17      27         5.54
    8          12.56      13        8.64       18        6.94       23         6.02      28         5.45
    9          11.42      14        8.20       19        6.71       24         5.88      29         5.36





AML-VA2002UST5                     35                     PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 6% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES


                           MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
--------------------------------------------------------------------------------------
       35             $5.24           $5.23           $5.23           $5.21
       40              5.37            5.36            5.35            5.33
       45              5.55            5.53            5.50            5.47
       50              5.78            5.75            5.70            5.65
       51              5.84            5.80            5.75            5.69
       52              5.90            5.85            5.80            5.73
       53              5.96            5.91            5.85            5.78
       54              6.03            5.97            5.91            5.82
       55              6.10            6.03            5.96            5.87
       56              6.17            6.10            6.02            5.92
       57              6.25            6.17            6.09            5.97
       58              6.33            6.25            6.15            6.02
       59              6.43            6.33            6.22            6.08
       60              6.52            6.42            6.30            6.13
       61              6.63            6.51            6.37            6.19
       62              6.74            6.61            6.45            6.25
       63              6.86            6.71            6.53            6.30
       64              6.99            6.82            6.61            6.36
       65              7.13            6.93            6.70            6.42
       66              7.28            7.05            6.79            6.47
       67              7.44            7.18            6.88            6.53
       68              7.62            7.31            6.97            6.58
       69              7.80            7.45            7.07            6.63
       70              8.00            7.59            7.16            6.68
       75              9.25            8.39            7.61            6.88
       80             11.06            9.24            7.97            6.98


FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT    35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------------
    35     $5.06    $5.09    $5.12    $5.14    $5.17   $5.19    $5.20    $5.21    $5.22   $5.23    $5.23    $5.24
    40      5.09     5.13     5.17     5.21    5.25     5.28     5.31     5.33     5.34    5.35     5.36     5.37
    45      5.12     5.17     5.23     5.29    5.35     5.40     5.44     5.47     5.50    5.52     5.53     5.54
    50      5.14     5.21     5.29     5.37    5.45     5.53     5.60     5.65     5.69    5.72     5.75     5.76
    55      5.17     5.25     5.35     5.45    5.57     5.68     5.78     5.87     5.94    6.00     6.04     6.06
    60      5.19     5.28     5.40     5.53    5.68     5.84     6.00     6.14     6.26    6.35     6.42     6.46
    65      5.20     5.31     5.44     5.60    5.78     6.00     6.22     6.45     6.65    6.81     6.93     7.01
    70      5.21     5.33     5.47     5.65    5.87     6.14     6.45     6.78     7.10    7.38     7.60     7.76
    75      5.22     5.34     5.50     5.69    5.94     6.26     6.65     7.10     7.58    8.05     8.44     8.74
    80      5.23     5.35     5.52     5.72    6.00     6.35     6.81     7.38     8.05    8.75     9.42     9.97
    85      5.23     5.36     5.53     5.75    6.04     6.42     6.93     7.60     8.44    9.42     10.45    11.40
    90      5.24     5.37     5.54     5.76    6.06     6.46     7.01     7.76     8.74    9.97     11.40    12.85



AML-VA2002UST6                     36                    PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN


  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT    35      40       45       50      55       60       65       70       75      80       85       90
-----------------------------------------------------------------------------------------------------------------------
    35     $5.06    $5.09    $5.12    $5.14    $5.17   $5.18    $5.20    $5.21    $5.22   $5.23    $5.23    $5.23
    40      5.09     5.13     5.17     5.21    5.25     5.28     5.30     5.32     5.34    5.35     5.36     5.36
    45      5.12     5.17     5.23     5.29    5.35     5.39     5.43     5.47     5.49    5.51     5.52     5.52
    50      5.14     5.21     5.29     5.37    5.45     5.53     5.59     5.65     5.69    5.71     5.73     5.74
    55      5.17     5.25     5.35     5.45    5.57     5.68     5.78     5.87     5.93    5.98     6.01     6.02
    60      5.18     5.28     5.39     5.53    5.68     5.83     5.99     6.13     6.24    6.32     6.37     6.40
    65      5.20     5.30     5.43     5.59    5.78     5.99     6.21     6.43     6.62    6.76     6.85     6.90
    70      5.21     5.32     5.47     5.65    5.87     6.13     6.43     6.74     7.04    7.28     7.44     7.53
    75      5.22     5.34     5.49     5.69    5.93     6.24     6.62     7.04     7.46    7.84     8.12     8.28
    80      5.23     5.35     5.51     5.71    5.98     6.32     6.76     7.28     7.84    8.38     8.80     9.06
    85      5.23     5.36     5.52     5.73    6.01     6.37     6.85     7.44     8.12    8.80     9.36     9.72
    90      5.23     5.36     5.52     5.74    6.02     6.40     6.90     7.53     8.28    9.06     9.72    10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN



             AMOUNT OF           AMOUNT OF            AMOUNT OF            AMOUNT OF             AMOUNT OF           AMOUNT OF
 NO. OF       MONTHLY  NO. OF     MONTHLY   NO. OF     MONTHLY   NO. OF     MONTHLY    NO. OF     MONTHLY   NO. OF    MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $19.17      10      $10.97       15       $8.31       20        $7.04      25        $6.32      30        $5.87
    6          16.42      11       10.24       16        7.99       21         6.86      26         6.21
    7          14.46      12        9.63       17        7.71       22         6.70      27         6.11
    8          13.00      13        9.12       18        7.46       23         6.56      28         6.02
    9          11.87      14        8.69       19        7.24       24         6.43      29         5.94




AML-VA2002UST6                      37                    PRINTED IN U.S.A.

                           INDIVIDUAL FLEXIBLE PREMIUM
                            VARIABLE ANNUITY CONTRACT


                    AMERICAN MATURITY LIFE INSURANCE COMPANY
                                  P.O. Box 2999
                        Hartford, Connecticut 06104-2999


                             ADMINISTRATIVE OFFICE:
                        Attn: Individual Annuity Services
                                  P.O. Box 5085
                             Hartford, CT 06102-5085











AML-VA2002                                                  PRINTED IN U.S.A.

                                AMENDATORY RIDER

The term "contract" as used in this rider applies to either a contract or a certificate. The term "Contract Owner" as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the contract to which it is attached. The Contract Issue Date and the effective date of this rider are the same. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

The ANNIVERSARY VALUE definition is amended and, where applicable, added under the DEFINITION OF CERTAIN TERMS:

ANNIVERSARY VALUE - We calculate an Anniversary Value for every Contract Anniversary. At the time of each Contract Anniversary, the Anniversary Value is equal to the Contract Value. Any time after each such Contract Anniversary, the Anniversary Value is restated to be equal to the Contract Value at the time of the Contract Anniversary, increased by the dollar amount of any premium payments made, including any Payment Enhancement(s) credited since this such anniversary, if applicable, and reduced by proportional adjustments for partial surrenders since this such anniversary. All subsequent premium payments and partial surrenders are applied to this calculation in Valuation Date order. If the Contract Anniversary falls on a non-Valuation Day (weekend or holiday), then the next Valuation Day will be the Contract Anniversary for that Contract Year.

As referred to above, upon a partial surrender, a "proportional adjustment for partial surrender" is calculated for the Anniversary Values of every Contract Anniversary that occurs prior to the partial surrender. For any such Anniversary Value, the "proportional adjustment for partial surrender" is calculated by:

a)   dividing the gross amount of the partial surrender by the greater of (i) or
     (ii) where (i) is the Contract Value immediately prior to the surrender and
     (ii) is the gross amount of the partial surrender, and
b) multiplying the result of (a) by this such Anniversary Value prior to this partial surrender.

The MAXIMUM ANNIVERSARY VALUE provision of the contract is amended to read as follows:

MAXIMUM ANNIVERSARY VALUE

The highest attained Anniversary Value prior to the earlier of the date of death or the decedent's 81st birthday.

The contract is amended by the addition of the following LIMITATIONS ON THE DEATH BENEFIT provision under the CALCULATION OF THE DEATH BENEFIT PROVISIONS and where applicable, under the DISTRIBUTION AT TIME OF DEATH PROVISION. The LIMITATIONS ON THE DEATH BENEFIT provision becomes operative only when the death of a specific person results in a Death Benefit under one or more deferred variable annuity contracts with Aggregate Premium Payments (defined below) that total $5,000,000 or more. Applicable contracts must meet both of the following:

a)  deferred variable annuity contracts issued by Hartford or its affiliates;
    and
b)  include this provision.

LIMITATIONS ON THE DEATH BENEFIT
This paragraph applies if the initial premium payment of the earliest purchased applicable contract is $5,000,000 or more. In the event that You purchase more than one contract on the same day, We will combine the premium payments of those contracts and treat them as one contract for purposes of this provision. Upon receipt of Due Proof of Death, the aggregate death benefit payable will be equal to the lesser of the sum of the Death Benefits calculated under the applicable contracts or the greater of the amounts determined in (A) or (B) below:

A. the Aggregate Premium Payments, reduced by the gross amount of any partial surrenders on all applicable contracts; or

B.  the Aggregate Contract Value (defined below) plus $1,000,000.





AML-PROPDB02                     1                       PRINTED IN U.S.A.

If the initial premium payment of the earliest purchased applicable contract is less than $5,000,000, whenever subsequent premium payments are made to that contract or to any other applicable contracts, or premium payments to subsequently issued new contracts, such that Aggregate Premium Payments would then total $5,000,000 or more, the aggregate death benefit payable upon receipt of Due Proof of Death will be equal to the lesser of the sum of Death Benefits calculated under the applicable contracts or the greater of the amounts determined in (C), (D) or (E) below:
C. the Aggregate Premium Payments, reduced by the gross amount of any partial surrenders on all applicable contracts; or
D. the Aggregate Contract Value plus $1,000,000; or

E. the Aggregate Contract Value plus the sum of the Death Benefits calculated under the applicable contracts in excess of the Aggregate Contract Value at the time that the subsequent premium payment or newly issued contract(s) brought the Aggregate Premium Payments to $5,000,000 or more.

Limitations on the Death Benefit equally apply to the Spouse Beneficiary provision.

The term "Aggregate Premium Payments" as used above is the sum of the premium payments, including subsequent premium payments, of all applicable contracts. The term "Aggregate Contract Value" as used above is the sum of the Contract Values of all applicable contracts.

The contract is amended by the addition of the following sentence at the end of the first paragraph of the SETTLEMENT OF THE DEATH BENEFIT provision under the CALCULATION OF THE DEATH BENEFIT PROVISIONS:

The Beneficiary may elect any available settlement option offered under the contract, unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the Annuity Options under the contract or any other options then being offered by Us.

The contract is amended by the addition of the following FIXED ACCOUNT RESTRICTIONS and ADJUSTMENTS TO THE MINIMUM FIXED ACCOUNT INTEREST RATE provisions, if applicable:

FIXED ACCOUNT RESTRICTIONS
Anything in said contract to the contrary notwithstanding, the Company reserves the right until further notice to restrict any premium payments, subsequent premium payments, exchanges, or existing Sub-Account transfers instructed by the Contract Owner or authorized designees for allocation to the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the Minimum Fixed Account Interest Rate specified under the contract.

ADJUSTMENTS TO THE MINIMUM FIXED ACCOUNT INTEREST RATE

Anything in said contract to the contrary notwithstanding, the Company reserves the right to adjust and restate the Minimum Fixed Account Interest Rate in the event that applicable state insurance law modifies its statutory required minimum interest rate following the issuance of said contract.

SIGNED FOR AMERICAN MATURITY LIFE INSURANCE COMPANY


/s/ Christine Hayer Repasy                   /s/ Joseph J. Noto

    Christine Hayer Repasy                       Joseph J. Noto
    SENIOR VICE PRESIDENT                        EXECUTIVE VICE PRESIDENT
    GENERAL COUNSEL AND CORPORATE                CHIEF OPERATING OFFICER AND
    SECRETARY                                    TREASURER



AML-PROPDB02                      2                        PRINTED IN U.S.A.

                          ENHANCED DEATH BENEFIT RIDER

The term "Contract" as used in this rider applies to either a contract or a certificate. The term "Contract Owner" as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the Contract to which it is attached. This rider cannot be terminated either by the Contract Owner or the Company. Except where this rider provides otherwise, it is subject to all of the terms and conditions of the Contract.

If both the Contract Owner(s) and Annuitant are age [80] or younger on the effective date of this rider, paragraph a) of the "DEATH BENEFIT" provision and, where applicable, the "OPTIONAL DEATH BENEFIT" provision of the Contract to which this rider is attached, and as stated in any other rider attached to the Contract, is hereby deleted and restated as follows:

a) the Contract Value as of the date of receipt of Due Proof of Death plus [40%] of the lesser of 1. or 2. below if both the Contract Owner(s) and Annuitant are age [69] or younger on the effective date of this rider, or [25%] of the lesser of 1. or 2. below if either the Contract Owner(s) or Annuitant is age [70] or older on the effective date of this rider.

     1.   The greater of zero or the following amount:
          A. the Contract Value as of the date of receipt of Due Proof of Death; less
          B. the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider; plus
          C. the sum of Adjustments for all partial surrenders which occur after the effective date of this rider.

    2.   [200%] of A. less B. below as follows:
          A. the Contract Value on the effective date of this rider, plus premium payments received after the effective date of this rider excluding payments received within 12 months of the date of death, less
         B. the sum of Adjustments for all partial surrenders which occur after the effective date of this rider.

         The Adjustment for each partial surrender which occurs after the effective date of this rider is equal to the greater of zero or the following amount:

         1.   the gross amount of the partial surrender; plus
         2. the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider and prior to the partial surrender, less
         3. the Contract Value on the Valuation Day immediately preceding the date of partial surrender; less
         4. the sum of Adjustments for all prior partial surrenders which have occurred after the effective date of this rider.

     or

AML-VA02EPB                   1                               PRINTED IN U.S.A.

The "SPOUSE BENEFICIARY" provision of the Contract is hereby amended by the addition of the following:

The date of receipt of Due Proof of Death will be considered the rider effective date for the Contract that is continued with the spouse as the Contract Owner.

RIDER CHARGE
The charge for this rider is added to the net investment factor. The net investment factor for each Sub-Account is:

a) the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that fund); divided by
b) the net asset value per share of the corresponding fund at the beginning of the valuation period; minus c) the mortality and expense risk charge and any applicable administration charge, adjusted for the number of days in the valuation period; minus
d) the charge for this rider, adjusted for the number of days in the valuation period. The charge for this rider per annum of the daily value of the Sub-Accounts is [0.30%].



               Signed for AMERICAN MATURITY LIFE INSURANCE COMPANY


/s/ Christine Hayer Repasy                   /s/ Joseph J. Noto

    Christine Hayer Repasy                       Joseph J. Noto
    SENIOR VICE PRESIDENT                        EXECUTIVE VICE PRESIDENT
    GENERAL COUNSEL AND CORPORATE                CHIEF OPERATING OFFICER AND
    SECRETARY                                    TREASURER



LA-VA02EPB                        2                          PRINTED IN U.S.A.

                         GUARANTEED INCOME BENEFIT RIDER

The term "Contract" as used in this rider applies to either a contract or a certificate. The term "Contract Owner" as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the contract to which it is attached. The effective date is when this rider is issued and made part of the contract. This rider cannot be terminated either by You or Us prior to the Annuity Commencement Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

When elected on the Contract Issue Date, this rider provides a guaranteed income benefit that gives You the right to make periodic surrenders that total an amount equal to Your premium payments. This guarantee will remain in effect if periodic surrenders do not exceed an amount equal to 7% of premium payments each Contract Year. If the Contract Owner chooses to surrender an amount more than 7% in a Contract Year, then the guarantee may be reduced to an amount less than premium payments in accordance with the provisions of this rider.

When this rider is elected after the Contract Issue Date, the guaranteed income benefit will be based on the amount of the Contract Value on the effective date of the rider plus premium payments made subsequent to the effective date of this rider. Accordingly, for purposes of this rider, the Contract Value plus premium payments made subsequent to the effective date of this rider will be treated in the same manner as premium payments when this rider is effective on the Contract Issue Date.

There is an additional charge for this guaranteed income benefit.

If your Contract Value increases, You have the right to "step-up" the guaranteed benefit to the current Contract Value at certain intervals. We may modify the charge for this rider if You elect to step-up.

At any point in time, the total guaranteed amount available for future periodic surrenders is called the Guaranteed Remaining Balance (GRB). The surrender amount that the Contract Owner has the right to make each Contract Year until the GRB is depleted is called the Guaranteed Annual Withdrawal Benefit (GAWB). However, at any time You may surrender an amount up to Your Contract Value.

GUARANTEED REMAINING BALANCE (GRB)

Your GRB is determined at the following times and is subject to a maximum GRB of $5,000,000:

At Rider Effective Date
-----------------------

If this rider is effective on the Contract Issue Date, then the GRB equals the premium payments. If this rider is effective after the Contract Issue Date, then the GRB equals 100% of the Contract Value on the rider effective date.

When a subsequent premium payment is made
-----------------------------------------
Upon each subsequent premium payment, the GRB is recalculated to equal the sum of the GRB immediately prior to receipt of the subsequent premium payment, plus 100% of the subsequent premium payment. The Company reserves the right to restrict subsequent premium payments.


AML-VA02GLBR                        1 of 3                  PRINTED IN U.S.A.

When a partial surrender is made
--------------------------------
Whenever a partial surrender is made, the GRB will be equal to the amount determined in either (A) or (B) as follows:

A. If the total partial surrenders since the later of (1) the most recent Contract Anniversary, or (2) the Valuation Day that the Guaranteed Annual Withdrawal Benefit (GAWB) was last established (excluding establishments for subsequent premium payments), are equal to or less than the GAWB, the GRB becomes the GRB immediately prior to the partial surrender, less the amount of partial surrender.

B. If the total partial surrenders as determined in (A) above exceed the GAWB, the GRB will have an automatic reset to the greater of zero or the lesser of (i) or (ii) as follows: (i) the Contract Value immediately following the partial surrender; or (ii)the GRB immediately prior to the partial surrender, less the amount of partial surrender.

For purposes of this rider, the term "partial surrender" is a gross amount and will include any Contingent Deferred Sales Charges.

GUARANTEED ANNUAL WITHDRAWAL BENEFIT (GAWB)
Your GAWB is established at the following times:

At Rider Effective Date
------------------------
7% of the GRB.

When a subsequent premium payment is made
------------------------------------------
Upon each subsequent premium payment, the GAWB is recalculated to equal the sum of 7% of the subsequent premium payment plus the GAWB immediately prior to the subsequent premium payment.


When a partial surrender is made that causes an automatic reset of the GRB
(as determined in (B) above)
------------------------------------------------------------------------------
The new GAWB will be the lesser of (C), (D), or (E) as follows:
C.   the GAWB immediately prior to the partial surrender; or
D. the greater of 7% of the reset GRB or 7% of the Contract Value immediately following the partial surrender; or
E.   the reset GRB.

When a partial surrender is made that reduces the GRB to an amount less than the GAWB
-------------------------------------------------------------------------------
Whenever a partial surrender is made that reduces the GRB to an amount less than the GAWB, the GAWB is reduced to equal the GRB.

ELECTIVE STEP-UP OF THE GRB AND GAWB
At the times determined below, the Contract Owner may elect to Step-up the GRB and, if applicable, the GAWB as follows:

GRB Step-up
------------
Beginning with the 5th anniversary date of the effective date of this rider, the Contract Owner has the option to increase the GRB to an amount equal to 100% of the current Contract Value (herein referred to as Step-up). Once a Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of the latest Step-up date.

If the surviving spouse becomes the Contract Owner under the contract's Spouse Beneficiary provision, the next Step-up may be elected at anytime thereafter. This is allowed regardless if it occurs before the 5th anniversary date of the effective date of this rider or if the latest Step-up occurred within the last five years. Once this Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of this Step-up.

In the future, We may allow You to Step-up Your GRB only on a Contract Anniversary.

GAWB Step-up
------------
The GAWB Step-up is equal to the greater of (H) or (I) as follows:
H.   the GAWB immediately prior to the Step-up; or
I.   7% of the Contract Value on the Step-up date.



AML-VA02GLBR                      2 of 3                  PRINTED IN U.S.A.

CONTRACT VALUE REDUCES TO ZERO If the
Contract Value reduces to zero on a particular Valuation Day as a result of a partial surrender and on such Valuation Day the GRB remains greater than zero, the following will occur:
J. The GRB will be paid to You on a periodic basis elected by You. The frequencies will be among those offered by Us at that time but will be no less frequently than annually.
K.   The total annual payment amount will equal the GAWB.
L.   We will no longer accept subsequent premium payments.

GUARANTEED INCOME BENEFIT ANNUITY OPTION

In addition to the Annuity options available under the contract, the following annuity option may be elected by You under this rider:

FIXED PAYOUT - Under this option, You are entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GRB by the GAWB. The total annual amount payable under this option will equal the GAWB but will not exceed the current GRB. This annualized amount will be paid over the determined number of years in the frequency that You elect. The frequencies will be among those offered by Us at that time but will be no less frequently than annually. If, at the death of the Annuitant, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary.

This option may not be available if the contract is issued to qualify under
Section 401, 403, 408, or 457 of the Internal Revenue Code of 1986, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

This annuity option may be elected as a settlement option by the Beneficiary of a contract. Whenever multiple Beneficiaries are designated under the contract, each such Beneficiary's share of the proceeds if they elect this option will be in proportion to their applicable designated Beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the Distribution Requirements section of the contract.

RIDER CHARGE
The charge for this rider is added to the net investment factor. The net investment factor for each Sub-Account is:

M. the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that fund); divided by
N. the net asset value per share of the corresponding fund at the beginning of the valuation period; minus
O. the mortality and expense risk charge and any applicable administration charge, adjusted for the number of days in the valuation period; minus
P. the charge for this rider, adjusted for the number of days in the valuation period.

The charge for this rider per annum of the daily value of the Sub-Accounts is [ 0.75%], subject to a guaranteed maximum charge of [ 0.75%]. The rider charge may change if You elect to Step-up the GRB. However, the rider charge will never exceed the lesser of the maximum charge or the charge currently offered for this same benefit under newly issued riders. If the GRB is never Stepped-up by the Contract Owner, the charge established on the effective date of this rider will never change. The rider charge will be discontinued once an Annuity option available under the contract becomes effective.

Signed for AMERICAN MATURITY LIFE INSURANCE COMPANY


/s/ Christine Hayer Repasy                   /s/ Joseph J. Noto

    Christine Hayer Repasy                       Joseph J. Noto
    SENIOR VICE PRESIDENT                        EXECUTIVE VICE PRESIDENT
    GENERAL COUNSEL AND CORPORATE                CHIEF OPERATING OFFICER AND
    SECRETARY                                    TREASURER



AML-VA02GLBR                    3 of 3                      PRINTED IN U.S.A.